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                                                                    EXHIBIT 6(o)

Public Securities Association                                         [PSA LOGO]
40 Broad Street, New York, NY 10004-2373
Telephone (212) 809-7000



                          MASTER REPURCHASE AGREEMENT

                                                    Dated as of:  JUNE 22, 1999
                                                                 ---------------
Between:

IMPAC WAREHOUSE LENDING GROUP

and

AUSTIN FUNDING CORPORATION.

1.   Applicability

     From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or financial instruments ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex 1 hereto, unless otherwise agreed in writing.

2.   Definitions

     (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due;

     (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

     (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Seller's Margin Amount under subparagraph (q) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date;

     (d) "Confirmation", the meaning specified in Paragraph 3(b) hereof;

     (e) "Income", with respect to any Security at any time, and principal thereof then payable and all interest, dividends or other distributions thereon;

     (f) "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

     (g) "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

     (h) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

     (i) "Price Differential", with respect to any transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);


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     (j) "Pricing Rate", the per annum percentage rate for determination of the
Price Differential;

     (k) "Prime Rate", the prime rate of U.S. money center commercial banks as published in The Wall Street Journal;

     (1) "Purchase Date", the date on which Purchased Securities are transferred by Seller to Buyer;

     (m) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

     (n) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" to Paragraph 4(a) and shall exclude Securities returned pursuant to Paragraph 4(b);

     (o) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraphs 3(c) or 11 hereof;

     (p) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;

     (q) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Buyer's Margin Amount under subparagraph (c) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date.

3.   Initiation; Confirmation; Termination

     (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase price to an account of Seller.

     (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

     (c) In the case of transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.   Margin Maintenance

     (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), the Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

     (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

     (c) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.


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     (d) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

     (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs
(a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.   Income Payments

     Where a particular Transaction's term extends over an Income payment date on the Securities subject to that Transaction, Buyer shall, as the parties may agree with respect to such Transaction (or, in the absence of any agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is payable either (i) transfer to or credit to the account of Seller an amount equal to such Income payment or payments with respect to any Purchased Securities subject to such Transaction or (ii) apply the Income payment or payments to reduce the amount to be transferred to Buyer by Seller upon termination of the Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit.

6.   Security Interest

     Although the parties intend that all transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all proceeds thereof.

7.   Payment and Transfer

     Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer. As used herein with respect to Securities, "transfer" is intended to have the same meaning as when used in Section 8-313 of the New York Uniform Commercial Code or, where applicable, in any federal regulation governing transfers of the Securities.

8.   Segregation of Purchased Securities

     To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial intermediary or a clearing corporation. Title to all Purchased Securities shall pass to Buyer an, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraphs 3, 4, or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

     Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

     Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyers securities are commingled with Seller's securities, the [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

--------------

* Language to be used under 17 C.F.R. Section 403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

** Language to be used under 17 C.F.R. Section 403.4(d) if Seller is a financial institution.


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9.   Substitution

     (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

     (b) In Transactions in which the Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.  Representations

     Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and
(v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.  Events of Default

     In the event that (i) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (ii) Seller or Buyer fails, after one business day's notice, to comply with Paragraph 4 hereof, (iii) Buyer fails to comply with Paragraph 5 hereof, (iv) an Act of Insolvency occurs with respect to Seller or Buyer, (v) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vi) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

     (a) At the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

     (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of the Paragraph, (i) the defaulting party's obligations hereunder to repurchase all Purchased Securities in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate for such Transaction or the Prime Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph (a) of this Paragraph (decreased as of any day by (A) any amounts retained by the nondefaulting party with respect to such Repurchase Price pursuant to clause (iii) of the subparagraph, (B) any proceeds from the sale of Purchased Securities pursuant to subparagraph (d)(l) of this Paragraph, and (C) any amounts credited to the account of the defaulting party pursuant to subparagraph (e) of the Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices owed by the defaulting party, and (iv) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession.

     (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, the defaulting party's right, title and interest in all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the non-defaulting party.

     (d) After one business day's notice to the defaulting party (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subparagraph (a) of this Paragraph or the notice referred to in clause (ii) of the first sentence of this Paragraph), the nondefaulting party may:

          (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate


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     unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

          (ii) as to the Transactions in which the defaulting party is acting as Buyer, (A) purchase securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source.

     (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party (i) with respect to Purchased Securities (other than Additional Purchased Securities), for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities therefor over the Repurchase Price for such Purchased Securities and (ii) with respect to Additional Purchased Securities, for the price paid (or deemed paid) by the nondefaulting party for the Replacement Securities therefor. In addition, the defaulting party shall be liable to the nondefaulting party for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Securities from the date of such purchase (or deemed purchase until paid in full by Buyer. Such interest shall be at a rate equal to the greater of the Pricing Rate for such Transaction or the Prime Rate.

     (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of its option under subparagraph (a) of this Paragraph.

     (g) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event Of Default, together with interest thereon at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

     (h) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under an other agreement or applicable law.

12.  Single Agreement

     Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and
(iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.  Notices and Other Communications

     Unless another address is specified in writing by the respective party to whom any notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in Annex II attached hereto.

14.  Entire Agreement; Severability

     This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.  Non-assignability; Termination

     The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be cancelled by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

16.  Governing Law

     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.  No Waivers, Etc.

     No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder. No modification or waiver of any provision of this agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.  Use of Employee Plan Assets

     (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

     (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

     (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding transaction involving a Plan Party.

19.  Intent

     (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

     (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

20.  Disclosure Relating to Certain Federal Protections

          The parties acknowledge that they have been advised that:

     (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under
Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

     (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

     (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.


IMPAC WAREHOUSE LENDING GROUP, INC.        AUSTIN FUNDING CORPORATION.

By /s/ [ILLEGIBLE]                         By /s/ [ILLEGIBLE]
   --------------------------------           ----------------------------------
Title Vice President                       Title President
      -----------------------------              -------------------------------
Date 6-29-99                               Date 6-24-99
     ------------------------------             --------------------------------

                                     ANNEX I

                       SUPPLEMENTAL TERMS AND CONDITIONS

                                    ANNEX II

             NAMES AND ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES

                                    ANNEX I

                        SUPPLEMENTAL TERMS AND CONDITIONS

     The Master Repurchase Agreement between Impac Warehouse Lending Group ("Buyer") and AUSTIN FUNDING CORPORATION ("Seller"), dated as of JUNE 22, 1999 is amended and supplemented as set forth below. All capitalized terms used herein that are defined in the Master Repurchase Agreement are used herein as defined therein except to the extent such terms are amended or supplemented herein.

     1. Paragraph 1 of the Master Repurchase Agreement is amended by adding the following after the word "instruments" and before the parenthetical "("Securities")" in the second line thereof:

          "or whole mortgage loans or any interests in any whole mortgage loans, including, without limitation, mortgage participation certificates and mortgage passthrough certificates".

     2. Subparagraph 2(a) of the Master Repurchase Agreement is amended by adding the following after the word "any" and before the word "bankruptcy" in the second line thereof:

          "conservatorship or receivership (within the meaning of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989),".

     3. Subparagraph 2(a) of the Master Repurchase Agreement is further amended by adding the following after the word "a" and before the word "receiver" in the third line thereof:

          "conservator,".

     4. Subparagraph 2(h) of the Master Repurchase Agreement is amended by deleting the defined term "Market Value" and replacing it with the defined term "Assumed Repurchase Value", and the term Market Value throughout the Master Repurchase Agreement shall be deemed to denote the Assumed Repurchase Value.

     5. Subparagraph 2(h) of the Master Repurchase Agreement is amended by adding at the end thereof:

          "except that the Assumed Repurchase Value of any Securities that are loans secured by mortgages or deeds of trust on residential dwellings (such loans, "Mortgage Loans") as of any date shall be the dollar amount ascribed to such Mortgage Loans on that date by Buyer in its reasonable and sole discretion, and shall not include any Income on such Mortgage Loans paid to and held by Seller pursuant to Paragraph 5 hereof, and the Assumed Repurchase Value of any Additional Purchased Securities shall be the fair market value thereof as determined by Buyer in its reasonable and sole discretion"

     6. Subparagraph 3(b) of the Master Repurchase Agreement is amended by adding at the end of the first sentence of Paragraph 3(b):

          "In the case of Transactions involving Securities that are Mortgage Loans, (a) the Purchased Securities shall be identified on a detailed listing to be provided by Seller to Buyer (a "Mortgage Loan Schedule") attached to a Certificate of Seller in the form attached hereto, (b) the Confirmation shall be sent by Seller to Buyer, (c) the documents contained in the Mortgage File (as defined in Paragraph 7) shall be delivered at the option of the Buyer to the Buyer, or the Custodian, and held by the Custodian pursuant to the terms of a Custody Agreement, dated of even date herewith (the "Custody Agreement"), among Seller, Buyer and Custodian pursuant to which Custodian shall, among other things, issue Trust Receipts, as defined therein (the "Trust Receipts"), and (d) the Mortgage Loans shall be serviced for Buyer by Seller pursuant to the Servicing Agreement, dated of even date herewith (the "Servicing Agreement"), between Seller and Buyer."

     7. Paragraph 3(b) of the Master Repurchase Agreement is further amended by deleting the last sentence and replacing it with the following:

          "In the event of any conflict between the terms of such Confirmation and this Agreement, the terms of such Confirmation shall prevail."

     8. Subparagraph 3(c) of the Master Repurchase Agreement is amended by adding at the end of the first sentence of Paragraph 3(c);

          "In the case of Transactions involving Securities that are Mortgage Loans, (i) which meet the requirements of the Seller's Warranties Agreement, such demand by Buyer may not be made prior to 60 days following the date of the Transaction in which the Securities were originally conveyed to Buyer provided no event of default has occurred; (ii) which do not meet the requirements of the Seller's Warranties Agreement in all material respects, such demand by Buyer may be made at any time; or (iii) Seller may repurchase at any time, irrespective of whether the particular Mortgage Loans(s) meets the requirements of the Seller's Warranties Agreement. In any case, such demand either by Buyer or by Seller shall be for a repurchase of all Purchased Securities subject to the related Transaction and such demand shall be made no later than 5:00 p.m. New York City time on the business day preceding the day on which such termination will be effective, which termination shall also be on a business day. Upon receipt of the Repurchase Price in immediately available funds, Buyer shall deliver the Trust Receipt for such Transaction to Custodian for further disposition in accordance with the terms of the Custody Agreement."

     9. Paragraph 4 of the Master Repurchase Agreement is amended by adding a new subparagraph (f) as follows:

          "(f) In the case of Transactions involving Securities that are Mortgage Loans, (i) the percentage used in calculating Buyer's Margin Amount for such Transaction shall be the percentage specified in the Confirmation and (ii) Additional Purchased Securities shall be limited to obligations issued by the United States government or mortgaged-backed securities issued by the Federal National Mortgage Association ("FNMA") or guaranteed by the Government National Mortgage Association ("GNMA") and otherwise acceptable to Buyer in its sole discretion, and (iii) the provisions of subparagraphs (b), (d) and (e) of this Paragraph shall not apply."

     10. Paragraph 5 of the Master Repurchase Agreement is amended by adding the following at the end of the last sentence of Paragraph 5:

          "Notwithstanding the foregoing and except as provided in Paragraph 11 of this Agreement, in the case of Transactions involving Securities that are Mortgage Loans, Seller shall be deemed to hold for the benefit of, and in trust for, Buyer all Income, including without limitation all scheduled and unscheduled principal and interest payments, received by Seller with respect to such Mortgage Loans. Seller shall service the Mortgage Loans, or supervise the servicing of the Mortgage Loans, for the benefit of Buyer in accordance with the terms of the Servicing Agreement. On the 10th day of each month, Seller will provide Buyer with reports substantially identical in form to ENMA's form 2010 remittance report with respect to all Mortgage Loans then involved in any Transaction hereunder. Within three business days of its receipt of each such report, Buyer either (i) shall determine that a Margin Deficit has occurred and direct Seller to pay to Buyer all Income received in the period covered by such report to the extent of such Margin Deficit, in which case Buyer shall be deemed to have released any excess Income to Seller, or (ii) shall determine that a Margin Deficit has not occurred, in which case Buyer shall be deemed to have released all such Income to Seller."

     11. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the word "the" and before the words "Purchased Securities" in the fourth line thereof

          "Seller's right (including the power to convey title thereto), title and interest in and to the".

     12. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the words "Purchased Securities" and before the word "with" in the fourth line thereof.

          ", the contractual right to receive payments, including the right to payments of principal and interest and the right to enforce such payments, arising from or under any of the Purchased Securities, the contractual right to service each Mortgage Loan, any sub-servicing agreements with respect to each Mortgage Loan, and all documents in each Mortgage File,".

     13. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the word "all" and before the word "proceeds" in the fifth line thereof:

          "income, payments, products and".

     14. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the word "thereof" and before the period in the fifth line thereof:

          "(the "Collateral")".

     15. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following at the end of the last sentence of Paragraph 6:

          "In such event, the parties hereto intend to create for the benefit of Buyer, as secured party, a legally valid and enforceable first priority perfected security interest in the Collateral. On or prior to each Purchase Date, Seller shall cause to be filed in the appropriate filing offices of the jurisdiction in which Seller maintains its place of business, or its chief executive office if Seller has more than one place of business, in accordance with applicable law, Uniform Commercial Code financing statements naming Seller as debtor, Buyer as secured party, and the Collateral as collateral."

     16. Paragraph 7 of the Master Repurchase Agreement is amended by adding the following at the end of the last sentence of Paragraph 7:

          "In the case of Transactions involving Securities that are Mortgage Loans, the transfer of such Mortgage Loans for the purposes of this Paragraph 7 shall include the delivery to the Buyer or Custodian, as directed by the Buyer, the following documents (the "Mortgage File") with respect to each Mortgage Loan, as set forth in the Custody Agreement: subject, however, to the paragraph immediately following clause (xii) below;"

          (i) the original note or other evidence of indebtedness (the "Mortgage Note") of the obligor thereon (each such obligor, a "Mortgagor"), endorsed to the order of or assigned to Seller by the holder/payee thereof, without recourse, and endorsed by Seller, without recourse, in blank;

          (ii) the original mortgage, deed of trust or other instrument (the "Mortgage") creating a first lien on the underlying property securing the Mortgage Loan (the "Mortgaged Property"), naming Seller as the "mortgagee" or "beneficiary" thereof, and bearing on the face thereof the address of Seller as provided in Paragraph 13 of this Agreement, or, if the Mortgage does not name Seller as the mortgagee/beneficiary, the Mortgage, together with an instrument of assignment assigning the Mortgage, individually or together with other Mortgages, to Seller and bearing on the face thereof the address of Seller as provided in Paragraph 13 of this Agreement, and, in either case, bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of either the closing attorney or an officer of the title insurer that issued the related title insurance policy, or a certificate of receipt from the recording office, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located);

          (iii) an original assignment of Mortgage, in blank, which assignment shall be in form and substance acceptable for recording and, in the event that the Seller acquired the Mortgage Loan in a merger, the assignment must be by "[Seller], successor by merger to [name of predecessor]";

          (iv) any intervening assignment of the Mortgage not included in (ii) above, including any warehousing assignment;

          (v) any assumption, modification, extension or guaranty agreement;

          (vi) the Lender's title insurance policy, or, if such policy has not been issued, a written commitment or interim binder issued by the title insurance company evidencing that the required title insurance coverage is in effect and unconditionally guaranteeing the holder of the Mortgage Loan that the lender's title insurance policy will be issued;

          (vii) if applicable, any policy or certificate of primary mortgage guaranty insurance;

          (viii) if the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the power of attorney or other instrument that authorized and empowered such person to sign with recording information thereon;

          (ix) with respect to FHA insured Mortgage Loans, the original FHA Insurance Contract, together with a completed HUD Form 92080 "Mortgagee Record Change" with the Purchasing Mortgagees name left blank;

          (x) with respect to VA guaranteed Mortgage Loans, the original VA Loan Guaranty Certificate;

          (xi) with respect to each Mortgage Loan which is subject to the provisions of the Homeownership and Equity Protection Act of 1994, a copy of a notice to each entity which was a purchaser or assignee of the Mortgage Loan, satisfying the provisions of such Act and the regulations issued thereunder, to the effect that the Mortgage Loan is subject to special truth in lending rules; and

          (xii) any other document as may be requested by Buyer.

          "Notwithstanding the above, Seller shall, at least one Business Day prior to the related Purchase Date, deliver to or cause to be delivered to Buyer or Custodian, as directed by Buyer, originals or true copies of such documents contained in the Mortgage File; and within forty-eight (48) hours after such purchase date Seller shall deliver or cause to be delivered to Buyer or Custodian, as directed by Buyer, the originals (to the extent not previously delivered) of all such documents in the Mortgage File. Failure by Seller to deliver or cause to be delivered such documents within such time periods specified in the immediately preceding sentence shall constitute an Event of Default under the Master Repurchase Agreement. Seller shall cause each closing agent to hold any originals of such documents in the Mortgage File held by such closing agent prior to delivery thereof to Buyer or Custodian, as directed by Buyer, in trust and as bailee for Buyer.

          In addition to the documents contained in the Mortgage File, Seller shall deliver to buyer on or prior to the Purchase Date for such Transaction a security release certification acceptable to Buyer, certifying the release of any security interest of a third party which may have existed with respect to any of the Mortgage Loans subject to such Transaction during the 45-day period prior to the related Purchase Date.

          Seller shall include on each Mortgage Loan Schedule a code indicating whether the Mortgage Loan is subject to the Homeownership and Equity Protection Act of 1994."

          Seller shall cause to be maintained a servicing file ("Servicing File") with respect to each Mortgage Loan that shall contain the following documents:

          (a)  copies of all the documents contained in the Mortgage File;

          (b) any instrument necessary to complete identification of any exception set forth in the exception schedule in the title insurance policy (e.g., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.);

          (c)  a survey of the Mortgaged Property;

          (d) any hazard insurance policy or flood insurance policy, with extended coverage of the hazard insurance policy;

          (e) the Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending, real estate settlement procedure forms or other disclosure statements required by law;

          (f)  the residential loan application, if applicable;

          (g)  any verification of employment and income;

          (h) if applicable, any verification of acceptable evidence of source and amount of downpayment;

          (i)  any credit report on the borrower under the Mortgage Loan;

          (j)  each residential appraisal report;

          (k)  a photograph of the Mortgaged Property;

          (l) any tax receipts, insurance premiums, ledger sheets, payment records, insurance claim files and correspondence, current and historical computerized data files, underwriting standards used for origination and all other papers and records developed or originated by the Seller, any servicer or others, required to document the Mortgage Loan or to service the Mortgage Loan; and

          (m)  any other document as may be requested by Buyer.

Seller shall cause to be delivered to Buyer each Servicing File upon Event of Default by Seller under the Master Repurchase Agreement.

     17. Paragraph 8 of the Master Repurchase Agreement is amended by deleting the last sentence of Paragraph 8 and substituting the following:

          "Title to all Purchased Securities (except for Securities that are Mortgage Loans) shall pass to Buyer. In the case of Purchased Securities that are Mortgage

     Loans, upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Agreement and until termination of any Transactions as set forth in Paragraphs 3(c) or 11 of this Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File, is vested in Buyer. Upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Agreement and until termination of any Transactions as set forth in Paragraphs 3(c) or 11 of this Agreement, record title in the name of Seller to each Mortgage shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans pursuant to the Servicing Agreement. Unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities (and, with respect to the Mortgage Loans, not substitutes therefor) to Seller pursuant to Paragraphs 3, 4 or 11 hereof. Upon termination of any Transactions as set forth in Paragraph 3(c) of this Agreement, Buyer agrees to execute promptly endorsements of the Mortgage Notes, assignments of the Mortgages and UCC-3 assignments, to the extent that such documents are prepared by Seller for Buyer's execution, are delivered to Buyer by Seller and are necessary to reconvey, without recourse, to Seller and perfect title of like tenor to that conveyed to Buyer to the related Mortgage Loans. Buyer agrees to cooperate with Seller to identify documents that may be required to effect such reconveyance and perfection of title to Seller."

     18. Subparagraph 9(b) of the Master Repurchase Agreement is amended by adding the following after the word "substituted" and before the period in the fifth line thereof:

          "; provided, further, that, in the case of Transactions involving Securities that are Mortgage Loans, the retention by Seller of custody of any document in any Mortgage File or otherwise shall be held by Seller in trust Buyer for purposes of servicing or supervising the servicing of the related Mortgage Loan and shall not be deemed to constitute Seller's retention of custody of the Purchased Securities for purposes of this subparagraph".

     19. Paragraph 10 of the Master Repurchase Agreement is amended by adding the following clauses at the end of the first sentence of Paragraph 10 after the word "affected" and before the period:

          ", (vi) Seller and Buyer have entered into the Transaction described in each Confirmation contemporaneously with the sale of the Purchased Securities by Seller to Buyer and the transfer of the Purchase Price by Buyer to Seller, or, in the event that the Transaction is deemed to constitute a loan, contemporaneously with the grant of the security interest in the Collateral by Seller to Buyer pursuant to Paragraph 6 hereof and the transfer of the consideration therefor, consisting of the extension of the Purchase Price, which represents the loan proceeds, by Buyer to Seller, (vii) the board of directors of Seller has approved the form of Confirmation and the Master Repurchase Agreement, and such approval is reflected in the minutes of said board, and (viii) each Confirmation, the Master Repurchase Agreement, the Custody Agreement and the Servicing Agreement have been and shall be, continuously, from the time of their execution, a corporate record of Seller."

     20. Paragraph 11 is amended by inserting the words ", other than any representation made by Seller as to a particular Mortgage Loan," after the words "made by Seller or Buyer" on the fourth line thereof.

     21. Paragraph 11 is further amended by deleting the word "or" immediately preceding clause (vi) and by adding at the end of such clause, immediately preceding the parenthesis, the following:

     (vii) Buyer shall have reasonably determined that Seller is or will be unable to meet its commitments under this Agreement, the Custody Agreement, the Guaranty, the Sellers Warranties Agreement, the Servicing Agreement and any other related agreement (such agreements, the "Transaction Documents") and shall have notified Seller of such determination and such other party shall not have responded with appropriate information to the contrary to the satisfaction of the notifying party within 24 hours;

     (viii) The Master Repurchase Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Securities purported to be covered thereby;

     (ix) A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $100,000 is rendered against Seller, and the same remains undischarged for a period of 30 days during which execution of such judgment is not effectively stayed;

     (x) Seller shall fail to observe or perform any of the covenants or agreements under any Transaction Document, which failure materially and adversely affects the rights of the Buyer;

     (xi) Any event of default or any event which with notice, the passage of time or both shall constitute an event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds or indenture for borrowed funds by which Seller is bound or affected shall occur and be continuing;

     (xii) In the good faith judgment of Buyer, a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Seller;

     (xiii) Seller shall request written assurances as to the financial well-being of Buyer and such assurances shall not have been provided within 24 hours of such request;

     (xiv) Seller shall be in default with respect to any normal and customary covenants under any debt contract or agreement, any servicing agreement or any lease to which it is a party, which default could materially and adversely affect the financial condition of Seller (which covenants include, but are not limited to, an Act of Insolvency of Seller or the failure of Seller to make required payments under such contract or agreement as they become due);

     (xv) Any representation or warranty made by Seller in any Transaction Document shall have been incorrect or untrue in any material respect (to the extent that such representation or warranty does not incorporate a materiality limitation in its terms) when made or repeated or when deemed to have been made or repeated;

     (xvi) Seller shall fail to promptly notify Buyer of (i) the acceleration of any debt obligation or the termination of any credit facility of Seller, respectively; (ii) the amount and maturity of any such debt assumed after the date hereof; (iii) any adverse developments with respect to pending or future litigation involving Seller, respectively; and (iv) any other developments which might materially and adversely affect the financial condition of Seller;

     (xvii) Seller's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to Seller's status as a "going concern";

     (xviii) Seller shall fail to maintain a tangible net worth of no less than $935,435. The term "tangible net worth" shall mean the excess of all of the Seller's assets (excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items) over all its liabilities as completed and determined in accordance with generally accepted accounting principles consistently applied.

     (xx) Seller shall fail to deliver to Buyer or Custodian as directed by Buyer the documents in the Mortgage File within the time period specified in 1 Paragraph 7 of the Master Repurchase Agreement.

     22. Subparagraph 11(d) of the Master Repurchase Agreement is amended by deleting the words that precede Subparagraph 11(d)(i) and replacing them with the words "The nondefaulting party may with concurrent notice to the defaulting party:".

     23. Subparagraph 11(d)(i) of the Master Repurchase Agreement is amended by inserting the words "or in any other commercially reasonable manner" after the word "market" and before the word "at", on the second line thereof.

     24. Subparagraph 11(d)(i) of the Master Repurchase Agreement is amended by adding the following after the word "hereunder" and before the semi-colon:

          "and in either case upon the determination and receipt by Buyer, in a manner deemed final and complete by Buyer in its sole discretion, of the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party, including, without limitation, any unpaid fees, expenses or other amounts owing to the Custodian under the Custody Agreement, or to which Buyer is otherwise entitled hereunder, Buyer shall transfer the portion of the Purchased Securities and proceeds thereof, including without limitation, any proceeds of a sale of the servicing rights to the Mortgage Loans, held by Buyer following such receipt to either (i) Seller, if in Buyer's sole discretion Seller is legally entitled thereto, (ii) such other party or person as is in Buyer's reasonable judgment is legally entitled thereto, or (iii) if Buyer cannot determine in its reasonable judgment the person or party entitled thereto, a court of competent jurisdiction."

     25. Paragraph 11 of the Master Repurchase Agreement is amended by adding a new Subparagraph (j) as follows:

          "(j) Seller acknowledges that any delay in the ability of Buyer to exercise its remedies pursuant to Paragraph 11 hereof shall result in irreparable injury to Buyer."

     26. Paragraph 13 of the Master Repurchase Agreement is amended by deleting the text thereof and replacing it with the following:

          "Any notice or communication in respect of this Agreement will be sufficiently given to a party if in writing and delivered in person, sent by certified or registered mail, return receipt requested, or by overnight courier or given by facsimile transfer at the following address or facsimile number:

     If to [BUYER]:

                  Impac Warehouse Lending Group
                  1401 Dove Street
                  Newport Beach, CA 92660

                  Attention: Zoila Velasco
                  Facsimile No.: (949) 475-3950

     If to [SELLER]:

                  AUSTIN FUNDING CORPORATION
                  823 CONGRESS AVE., SUITE #515
                  AUSTIN, TX 78701
                  Attention: Glenn LaPointe
                  Facsimile Number: (512) 481-8001


     A notice or communication will be effective:

     (i) if delivered by hand or sent by overnight courier, on the day and time it is delivered;

     (ii)  If sent by facsimile transfer, on the day it is sent; or

     (iii) if sent by certified or registered mail, return receipt requested, three days after dispatch.

     Either party may by notice to the other change the address or facsimile number at which notices or communications are to be given to it."

     27. Paragraph 14 of the Master Repurchase Agreement is amended by inserting the words "with respect to Securities that consist of mortgage loans" after the word "transactions" and before the period on the second line thereof.

     28. Intentionally Omitted

     29. Intentionally Omitted

     30. Subparagraph 20(c) is amended by deleting the words "the Federal Savings and Loan Insurance Corporation" in the third line thereof and substituting therefor the following:

     "through either the Bank Insurance Fund or the Savings Association Insurance Fund,".

     31. This Annex I is executed and shall be construed as an agreement supplemental to the Master Repurchase Agreement and, as provided in the Master Repurchase Agreement, this Annex I forms a part thereof.

     32. All of the covenants, stipulations, promises and agreements in this Annex I shall bind the successors and assigns of the parties hereto, whether expressed or not.

     33. This Annex I may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

     34. Seller shall promptly provide such further assurances or agreements as Buyer may request in order to effect the purposes of this Master Repurchase Agreement, including without limitation, the delivery of any further documents to ensure that Buyer maintains a first priority perfected security interest in the Collateral pursuant to Paragraph 6 hereof and to carry into effect the purpose, of the Transaction Documents.

     35. Buyer is hereby appointed the attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, including, without limitation, completing or correcting any endorsement of a Mortgage Note or assignment of a Mortgage, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Buyer shall have the right and power during the occurrence and continuation of any Event of Default to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any of the Collateral and to give full discharge for the same.

     36. Seller shall promptly pay as and when payment is due all, and Buyer shall not be liable for any, expenses, fees and charges incurred by Buyer or Seller (other than the salaries and overhead of Buyer and its affiliates) arising out of or related in any way, to the administration and enforcement of this Agreement or the Custody Agreement ("Costs"), including, without limitation, legal expenses, the fees and expenses of the Custodian, recording and filing fees and any costs associated with reconveyance of the Purchased Securities and, in the event that any Costs are incurred by Buyer, Seller shall reimburse Buyer on demand of Buyer accompanied by a statement describing the circumstances and the nature of the Cost, by wire transfer of immediately available federal funds.

     37. Seller and Buyer contemplate that all Mortgage Loans purchased by Buyer and subject to repurchase pursuant to this Master Repurchase Agreement shall have an average daily balance (in principal amount) of $1,500,000 (the "Minimum Usage Amount"). If, within forty-five (45) days of the date hereof, Seller shall not have sold any Mortgage Loans to Buyer pursuant to this Master Repurchase Agreement, Seller shall promptly pay Buyer $1,500. If at any time after forty-five (45) days after the Seller shall have commenced selling Mortgage Loans to Buyer, pursuant to this Master Repurchase Agreement but the average daily balance (in principal amount) of all Mortgage Loans held by Buyer is less than the Minimum Usage Amount, Seller shall pay Buyer a fee to be determined by Buyer in its sole discretion, provided, however such fee shall not exceed $1,500 during any thirty (30) day period.

     38. This Annex I shall supersede any existing annex to or modification of the Master Repurchase Agreement.


[BUYER]                                      [SELLER]

IMPAC WAREHOUSE LENDING GROUP                AUSTIN FUNDING CORPORATION

By: /s/  ZOILA VELASCO                       By: /s/   GLENN LAPOINTE
    ------------------------------               ------------------------------
Name: Zoila Velasco                          Name: Glenn LaPointe
      ----------------------------                 ----------------------------
Title: Vice President                        Title: President
       ---------------------------                  ---------------------------
Date: 6-29-99                                Date: 6-24-99
      ----------------------------                 ----------------------------

                             CERTIFICATE OF SELLER

     I, ________________, hereby certify that I am the duly appointed ________________ of _________________, a ____________________ (the "Seller").
The undersigned hereby represents, warrants and covenants on behalf of the Seller as follows:

     1. Pursuant to the sale of the mortgage loans set forth on Annex I hereto (the "Mortgage Loans") by the Seller to Impac Warehouse Lending Group ("Impac") pursuant to a Master Repurchase Agreement, dated as of JUNE 22, 1999 between the Company and Impac, the Company hereby sells, transfers, assigns, sets over and otherwise conveys to Impac all of its right (including the power to convey title thereto), title and interest in and to each document, including, without limitation, those documents set forth on Exhibit A hereto, held by or on behalf of the Company with respect to each Mortgage Loan.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:      6-24-99
      -----------------



                                                  ------------------------


                                                  By: /s/ GLENN LAPOINTE
                                                      --------------------------
                                                  Name: Glenn LaPointe
                                                        ------------------------
                                                  Title: President
                                                         -----------------------

================================================================================




                         IMPAC WAREHOUSE LENDING GROUP
                                      Initial Purchaser

                                      and

                           AUSTIN FUNDING CORPORATION
                                      Seller

                          SELLER'S WARRANTIES AGREEMENT
                            Dated as of JUNE 22,1999

                                 Mortgage Loans

                            -----------------------






================================================================================

         This is a Seller's Warranties Agreement, dated and effective as of JUNE 22, 1999 and is executed between IMPAC WAREHOUSE LENDING GROUP, a California corporation, as the initial purchaser ("Initial Purchaser"), and AUSTIN FUNDING CORPORATION as the seller ("Seller").

                             PRELIMINARY STATEMENTS

         From time to time, the Initial Purchaser will be purchasing from the Seller pursuant to a Master Repurchase Agreement dated as of the Closing Date between the Seller and the Initial Purchaser (the "Master Repurchase Agreement") the mortgage loans which are subject to this Agreement, and the Seller has agreed to make certain representations and warranties with respect thereto.

         In consideration of the premises and the mutual agreements hereinafter set forth, the Initial Purchaser and the Seller agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01 Defined Terms.

         Capitalized terms not defined herein shall have the meanings given to them in the Master Repurchase Agreement. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings specified in this Article:

         "Agreement": This Seller's Warranties Agreement including all exhibits hereto, amendments hereof and supplements hereto.

         "Appraised Value": With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of the Mortgage Loan or the sales price of the Mortgaged Property at such time of origination, whichever is less, provided, however, that in the case of a Refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such Refinanced Mortgage Loan.

         "Assignment": An individual assignment of the Mortgage, notice of transfer or equivalent instrument, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

         "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the State of New York, or (iii) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

         "Closing Date": The date on which the Initial Purchaser funds any purchase pursuant to the Master Repurchase Agreement.

         "Cut-off Date": The first day of the month in which the related Purchase Date occurs.

         "Due Date": The date of each month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         "Escrow Account": An account maintained by the Seller for the deposit of Escrow Payments received in respect of one or more Mortgage Loans.

          "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, common charges in condominiums and planned unit developments, mortgage insurance premiums, fire and hazard insurance premiums and other payments which have been escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

         "FHA": The Federal Housing Administration or any successor thereto.

         "FHLMC": The Federal Home Loan Mortgage Corporation or any successor organization.

         "FNMA": The Federal National Mortgage Association or any successor organization. "Initial Purchaser": Impac Warehouse Lending Group

         "Interim Period": The period of time from the Closing Date to the Servicing Transfer Date, during which period the Seller shall service the Mortgage Loans on behalf of the Purchaser.

          "Loan-to-Value Ratio" or "LTV": With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

         "Master Repurchase Agreement": As defined in the Preliminary Statement hereto.

         "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

         Mortgage": The mortgage, deed of trust or other instrument creating a lien on real property securing the Mortgage Note.

         "Mortgage File": The mortgage documents pertaining to a particular Mortgage Loan which are specified in Exhibit A hereto.

         "Mortgage Interest Rate": The annual rate at which interest accrues on any Mortgage Loan.

         "Mortgage Loan": An individual Mortgage Loan, including but not limited to, all documents included in the Mortgage File, the Monthly Payments, principal prepayments, cash liquidations, primary insurance proceeds, other insurance proceeds, condemnation proceeds, liquidation proceeds, and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, which is sold by the Seller to the Initial Purchaser and which is the subject of this Agreement. The Mortgage Loans originally subject to this Agreement are identified on the

Mortgage Loan Schedule.

         "Mortgage Loan Schedule": The list of Mortgage Loans subject to this Agreement and identified on the schedule attached to the related Certificate of Seller, which list shall set forth the following information with respect to each Mortgage Loan:

                (i) the loan number;

               (ii) the Mortgagor's name;

              (iii) the street address of the Mortgaged Property, including city, state and zip code;

               (iv) the Mortgage Interest Rate as of the Cut-off Date;

                (v) the original term;

               (vi) the original principal balance;

              (vii) the first payment date;

             (viii) the remaining term to amortized maturity and the stated
                    maturity date;

               (ix) the Monthly Payment as of the Cut-off Date;

                (x) the outstanding principal balance as of the Cut-off Date, after giving effect to all payments of principal received on or before such date;

               (xi) the Loan-to-Value Ratio at origination;

              (xii) a code indicating whether the Mortgaged Property is occupied by owner;

             (xiii) a code indicating the lien priority of the related Mortgage;

              (xiv) a code indicating the type of residential dwelling;

               (xv) a code indicating the credit grade of the related Mortgagor;

              (xvi) with respect to each adjustable rate Mortgage Loan, the index;

             (xvii) with respect to each adjustable rate Mortgage Loan, the margin;

            (xviii) with respect to each adjustable rate Mortgage Loan, the
                    Mortgage Interest Rate at origination; and

              (xix) with respect to each adjustable rate Mortgage Loan, the
                    Monthly Payment at origination.

Such schedule shall also set forth the weighted average of the amounts set forth in (iv) and (viii) above and the total of the amounts described under (x) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

         "Mortgage Note": The note of a Mortgagor secured by a Mortgage.

         "Mortgaged Property": The underlying real property securing repayment of a Mortgage Note.

         "Mortgagor": The obligor on a Mortgage Note.

         "Purchaser": Impac Warehouse Lending Group as Initial Purchaser and holder of the Mortgage Loans and any subsequent holder or holders of the Mortgage Loans.

         "Refinanced Mortgage Loan": A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

         "Related Documents": The documents, other than this Agreement, entered into between the Seller and the Initial Purchaser with respect to the Mortgage Loans, which documents consist of (a) each Confirmation, (b) the Master Repurchase Agreement, (c) the Servicing Agreement, and (d) the Custody Agreement.

         "Seller": AUSTIN FUNDING CORPORATION or its successor in interest or any successor under this Agreement appointed as herein provided.

         "Servicing Agreement": The Servicing Agreement dated JUNE 22, 1999 between the Purchaser and the Seller.

         "Underwriting Guidelines": The underwriting guidelines used by the Seller in connection with the origination of the Mortgage Loans and, if applicable, which have been submitted to and approved by the Initial Purchaser.

         "VA": The United States Department of Veterans Affairs or any successor thereto.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER;
                          REPURCHASE AND SUBSTITUTION;
                            REVIEW OF MORTGAGE LOANS

         Section 2.01 Representations and Warranties of the Seller.

         The Seller represents and warrants to the Purchaser that as of the Closing Date and as of each date thereafter on which the Master Repurchase Agreement is in effect:

                (i) The Seller is duly organized, validly existing and in good standing under the laws of KANSAS and is qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction; and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of the Servicing Agreement;

                (ii) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement and each Related Document. The Seller has duly authorized the execution, delivery and performance of this Agreement and the Related Documents, has duly executed and delivered this Agreement, and this Agreement and the Related Documents, assuming due authorization, execution and delivery by the Initial Purchaser each constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms;

                (iii) Neither the execution and delivery of this Agreement and the Related Documents, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Initial Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the Related Documents, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

                (iv) There is no litigation pending or, to the Seller's knowledge, threatened, which if determined adversely to the Seller would adversely affect the sale of the Mortgage Loans to the Initial Purchaser, the execution, delivery or enforceability of this Agreement or any Related Document, or the ability of the Seller to service the Mortgage Loans or which would have a material adverse effect on the financial condition of the Seller;

                (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement and the Related Documents, the delivery of the Mortgage Files to the Purchaser for the benefit of the Purchaser, the sale of the Mortgage Loans to the Initial Purchaser or the consummation of the transactions contemplated by this Agreement and the Related Documents;

                (vi) The consummation of the transactions contemplated by this Agreement and the Related Documents are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller as contemplated by this Agreement and the Related Documents are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                (vii) The Seller used no adverse selection procedures in selecting the Mortgage Loans from among the outstanding home mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties set forth in Section 2.02 could be made and had outstanding principal balances on the Cut-off Date of at least $10,000;

                (viii) The Seller has good and marketable title to, and is the sole owner of, the Mortgage Loan, free and clear of any lien, charge or encumbrance or any ownership or participation interest in favor of any other person, and the mortgage note has not been assigned, pledged, hypothecated or otherwise transferred to any person; and

                (ix) Neither this Agreement nor any statement, report or other document prepared and furnished by or on behalf of the Seller pursuant to this Agreement or any Related Document or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

         Section 2.02 Representations and Warranties as to Individual Mortgage Loans.

         The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Purchase Date and each date thereafter up to the related Repurchase Date:

                (i) The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the Closing Date;

                (ii) All payments required to be made for such Mortgage Loan under the terms of the Mortgage have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of the mortgage note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day that precedes by one month the due date of the first installment of principal and interest; and there has been no delinquency of more than thirty days in any payment by the Mortgagor thereunder at any time since the origination of the Mortgage Loan;

                (iii) There are no delinquent taxes, ground rents, water charges, sewer rents or assessments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property;

                (iv) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;

                (v) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                (vi) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements imposed by FNMA for similar mortgage loans which are serviced under its MBS program in an amount at least equal to the outstanding principal balance of the applicable Mortgage Loan (without coinsurance). If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                (vii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

                (viii) The Mortgage has not been satisfied, canceled or subordinated, in whole, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

                (ix) The Mortgage is a valid, subsisting and enforceable lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of any prior mortgage, (b) the lien of current real property taxes and assessments not yet due and payable, (c) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second lien and first or second priority security interest on the property described therein;

                (x) The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. The mortgage note is on a form acceptable to FNMA and FHLMC. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the mortgaged property is located;

                (xi) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor under the Mortgage Note is a natural person. The debt of the Mortgage Loan is evidenced by one mortgage note only;

                (xii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage. Any future advance made prior to the date such Mortgage Loan was delivered to Custodian have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

                (xiii) The Mortgage Note and the Mortgage have not been assigned or pledged, and the Seller has good and marketable title thereto, and the Seller is the sole owner thereof and has full right to transfer and sell the Mortgage Loan to the Initial Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                (xiv) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing and "doing business" requirements of the laws of the state wherein the Mortgaged Property is located;

                (xv) The Mortgage Loan is covered by an ALTA lender's title insurance policy acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (ix)(a) through (d) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                (xvi) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

                (xvii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                (xviii) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation. The Mortgaged Property is lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such mortgaged property and, with respect to the use and occupancy of the same, including but not limited to, certificates of occupancy, have been made or obtained from the appropriate authorities;

                (xix) The Mortgage Loan was originated by the Seller or a savings association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban

Development pursuant to Section 203 of the National Housing Act. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each interest rate adjustment date to equal the index plus the gross margin, rounded up or down to the nearest 1/8%, subject to the mortgage interest rate cap. With respect to fixed rate Mortgage Loans, the mortgage note is payable in equal monthly installments of principal and interest which are sufficient to amortize the principal balance of the Mortgage Loan over its term and pay interest at the Mortgage Interest Rate. With respect to adjustable rate Mortgage Loans, installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. No Mortgage Loan is an interest only mortgage loan. No Mortgage Note provides for negative amortization. No adjustable rate Mortgage Loan is convertible to a fixed interest rate mortgage loan. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                (xx) The Mortgage contains the usual and customary "due-on-sale" clause or other similar provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                (xxi) The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof. The mortgaged property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the Mortgage Loan or the use for which the premises were intended;

                (xxii) The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgaged Property or is not currently subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor or is not currently seeking protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the mortgage. No Mortgagor has requested relief under the Soldiers and Sailors Civil Relief Act of 1940

               (xxiii) The Mortgage Loan was originated in accordance with the Underwriting Guidelines. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

                (xxiv) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (ix) above;

                (xxv) The Mortgage File contains an appraisal of the related Mortgaged Property, on a form acceptable to FNMA or FHLMC signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraisal met the requirements of applicable laws and regulations governing the originator thereof at the time of origination of the Mortgage Loan, and the appraisal satisfies the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The determination of the Appraised Value of the Mortgaged Property was based on sales of comparable properties;

                (xxvi) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                (xxvii) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. No Mortgage Loan is a graduated payment mortgage loan or growing equity mortgage loan;

                (xxviii) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect thereto. Such statement is included in the Mortgage File;

                (xxix) [Intentionally Omitted]

                (xxx) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the sale or exchange of a Mortgaged Property by the lender;

                (xxxi) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                (xxxii) The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

                (xxxiii) The Mortgaged Property is located in the state indicated on the Mortgage Loan Schedule, and consists of a single parcel of real property with a detached single family residence erected thereon, or a two to four family dwelling, or an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development as defined by FNMA, none of which is a mobile home;

                (xxxiv) The original LTV Of the Mortgage Loan was not more than 100%;

                (xxxv) With respect to each Mortgage Loan which is subject to the provisions of the Homeownership and Equity Protection Act of 1994; the Mortgage Loan is identified as such on the Mortgage Loan Schedule, the related Mortgage File contains a notice from the originator, and a copy of a notice to each entity which was a purchaser or assignee of the Mortgage Loan, satisfying the provisions of such Act and the regulations issued thereunder, to the effect that the Mortgage Loan is subject to special truth in lending rules.

                (xxxvi) All Escrow Accounts are maintained with Seller and have been maintained in accordance with applicable law and the terms of the Mortgage Loans. The Escrow Payments required by the Mortgages which have been paid to the Seller for the account of the Borrower are on deposit in the appropriate Escrow Account. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note;

                (xxxvii) Except for such documents that are held by the Custodian or a servicer of the related Mortgage Loan, the Seller is in possession of a complete mortgage file (including a copy of the survey of the mortgaged property, if any; an original hazard insurance policy and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy; a Mortgage Loan closing statement; a Mortgage Loan application; verification of employment and income, if any, evidence of source and amount of downpayment; credit report on the mortgagor; an appraisal report; a photograph of the mortgaged property; an executed Truth-in-Lending disclosure statement and rescission rights waiver and a copy of all other materials required by law to be delivered to the mortgagor; a contract of sale, if any, and any other documents customarily collected or created, and retained, in connection with the origination of mortgage loans). Seller has delivered, or caused to be delivered, to the Buyer or Custodian as directed by Buyer, each document required to be so delivered under the Custody Agreement;

                (xxxviii) All funds received by the Seller in connection with the Mortgage Loans, including, without limitation, foreclosure proceeds, fire insurance proceeds from fire losses, condemnation proceeds and principal reductions, have been applied to reduce the principal balance of the Mortgage Loans in question or deposited in the Escrow Account, or for reimbursement of repairs to the Mortgaged Property or as otherwise required by applicable law;

                (xxxix) The Seller and any current or prior mortgagee or servicer of the Mortgage Loans have complied in all respects material to the value of the Servicing Rights with every applicable federal, state, or local law, statute, and ordinance, and any rule, regulation, or order issued thereunder including, without limitation, the fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential lending or governing consumer credit, and also including, without limitation, the Consumer Credit Reporting Act, Equal Credit Opportunity Act of 1975 and Regulation B, Fair Credit Reporting Act, Truth-in-Lending Law, in particular, Regulation Z as amended, the Flood Disaster Protection Act of 1973, the Real Estate Settlement Procedures Act of 1974 as amended, and state and local consumer credit codes and laws, and the origination, collection and all other practices of the originator, the Seller and all prior servicers in connection with the origination or servicing of each Mortgage and Mortgage Note are and have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related mortgage note. Any interest required to be paid pursuant to state and local law has been properly paid and credited; and

                (xl) Neither the Seller nor any of its agents or affiliates has contacted or shall contact any Mortgagor for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loan, nor has the Seller or any of its agents or affiliates utilized, nor shall they utilize, any information held or acquired by the Seller or such agency or affiliates in their capacity as mortgagees or servicers of the Mortgage Loans to derive any other incidental income or benefit from the servicing thereof, nor has the Seller or such agents or affiliates given, nor will they give, a list of Mortgagors to any person for such purpose or to derive any other incidental income or benefit from the servicing thereof; provided, however that the foregoing shall not be construed to limit or impair other activities of the Seller in its capacities other than as servicer of the Mortgage Loans, including, without limitation, the provision of banking and related services to customers (which may include the Mortgagors under the Mortgage Loans other than in their capacity as such) in the ordinary course and any general solicitation or encouragement of such customers to prepay or refinance existing mortgages or to purchase or renew insurance in connection therewith so long as the provisions of such services and any such solicitation or encouragement does not result in the refinancing of a Mortgage Loan by the Seller or any affiliate of the Seller.

         Section 2.03 Breach of Representation or Warranty.

         It is understood and agreed that the representations and warranties set forth in Sections 2.01 and 2.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser and its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any Mortgage File and without regard to any applicable statute of limitations. Upon discovery by Seller of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the Seller shall give prompt written notice to the Purchaser.

         The Seller shall indemnify the Purchaser and hold it or them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a breach of the Seller's representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Seller set forth in this
Section 2.03 to indemnify the Purchaser as provided in this Section 2.03 are in addition to any other remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

         Section 3.01 Amendment.

         This Agreement may be amended from time to time by the Purchaser and the Seller only by written agreement signed by the Purchaser and the Seller.

         Section 3.02 Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York except to the extent preempted by Federal law.

          Section 3.03 Notices.

         Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, if (i) in the case of the Seller and AUSTIN FUNDING CORPORATION Attention: GLENN LAPOINTE or such other address as may hereafter be furnished to the Purchaser in writing by the Seller and (ii) in the case of the Purchaser, Impac Warehouse Lending Group 1401 Dove Street, Newport Beach, CA 92660, Attention: Zoila Velasco, or such other address as may be furnished to the Seller in writing by the Purchaser.

         Section 3.04 Severability Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement, provided, however, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement.

         Section 3.05 Exhibits.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 3.06 General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 3.07 Reproduction of Documents.

         This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 3.08 Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument. It shall not be necessary in making proof of this Agreement or any counterpart thereof to produce or account for any other counterpart.

         Section 3.09 Entire Agreement, Successors and Assigns.

         Except as otherwise provided herein, this Agreement together with the Related Documents constitutes the entire agreement between the parties hereto and supersedes all rights and prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement shall not be assignable in whole or in part by the Seller. The Purchaser may assign this Agreement, in whole or in part. The Purchaser shall give the Seller prompt written notice of any such assignment, provided, however, that any failure to give such notice shall not be deemed to condition, qualify or affect any obligation of the Seller hereunder. This Agreement and any rights, remedies, obligations or liabilities under or by reason of the Agreement shall inure to the benefit of and be binding on the parties hereto or their respective successors and permitted assigns.

         IN WITNESS WHEREOF, the Seller and the Initial Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                         IMPAC WAREHOUSE LENDING GROUP


                                         By: /s/ ZOILA VELASCO
                                            ------------------------------------
                                         Name: Zoila Velasco
                                              ----------------------------------
                                         Title:  Vice President
                                               ---------------------------------

                                         AUSTIN FUNDING CORPORATION


                                         By: /s/ GLENN LAPOINTE
                                            ------------------------------------
                                         Name:  Glenn LaPointe
                                              ----------------------------------
                                         Title:  President
                                               ---------------------------------

STATE OF CALIFORNIA    )
                       )SS.
COUNTY OF              )

On the 24 day of June, 1999 before me, a Notary Public in and for said State, personally appeared Glenn LaPointe, known to me to be a President of and AUSTIN FUNDING CORPORATION a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.

                                                    /s/ KAREN S. ROTH
                                                   -----------------------------
                    KAREN S. ROTH                     Notary Public
[SEAL]      NOTARY PUBLIC, STATE OF TEXAS
                MY COMMISSION EXPIRES              My Commission expires:
                    AUG. 14,2000

STATE OF CALIFORNIA    )
                       )SS.
COUNTY OF              )

         On the 29th day of June, 1999 before me, a Notary Public in and for said State, personally appeared Zoila Velasco known to me to be Vice President of Impac Warehouse Lending Group, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.


                                               /s/ JASON HA
                                             -----------------------------
                                                   Notary Public

                                             My Commission expires: Jan. 8, 2002


                      JASON HA
                COMMISSION # 1168008
[SEAL]       NOTARY PUBLIC - CALIFORNIA
                   ORANGE COUNTY
            MY COMM. EXPIRES Jan 8, 2002

                                   EXHIBIT A

                           CONTENTS OF MORTGAGE FILE

         With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser.

               1 The original note or other evidence of indebtedness (the "Mortgage Note") of the obligor thereon (each such obligor, a "Mortgagor"), endorsed to the order of or assigned to Seller by the holder/payee thereof, without recourse, and endorsed by Seller, without recourse, in blank.

               2 The original mortgage, deed of trust or other instrument (the "Mortgage") creating a first lien on the underlying property securing the Mortgage Loan (the "Mortgaged Property"), naming Seller as the "mortgagee" or "beneficiary" thereof, and bearing on the face thereof the address of Seller, or, if the Mortgage does not name Seller as the mortgagee/beneficiary, the Mortgage, together with an instrument of assignment assigning the Mortgage, individually or together with other Mortgages, to Seller and bearing on the face thereof the address of Seller, and, in either case, bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of either the closing attorney or an officer of the title insurer that issued the related title insurance policy, or a certificate of receipt from the recording office, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located).

               3 An original assignment of Mortgage, in blank, which assignment shall be in form and substance acceptable for recording and, in the event that the Seller acquired the Mortgage Loan in a merger, the assignment must be by "[Seller], successor by merger to [name of predecessor]".

               4    Any intervening assignment of the Mortgage not included in
                    (ii) above, including any warehousing assignment.

               5 Any assumption, modification, extension or guaranty agreement.

               6 The Lender's title insurance policy, or, if such policy has not been issued, a written commitment or interim binder issued by the title insurance company evidencing that the required title insurance coverage is in effect and unconditionally guaranteeing the holder of the Mortgage Loan that the lender's title insurance policy will be issued.

               7 Any instrument necessary to complete identification of any exception set forth in the exception schedule in the title insurance policy (e.g., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.).

               8    A survey of the Mortgaged Property.

               9 Any hazard insurance policy or flood insurance policy, with extended coverage of the hazard insurance policy.

               10 The Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending, real estate settlement procedure forms or other disclosure statements required by law.

               11   The residential loan application, if applicable.

               12   Any verification of employment and income.

               13 Any verification of acceptable evidence of source and amount of downpayment.

               14   Any credit report on the borrower under the Mortgage Loan.

               15   Each residential appraisal report.

               16   A photograph of the Mortgaged Property.

               17 If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the power of attorney or other instrument that authorized and empowered such person to sign with recording information thereon.

               18 Any policy or certificate of primary mortgage guaranty insurance.

               19 Any tax receipts, insurance premiums, ledger sheets, payment records, insurance claim files and correspondence, current and historical computerized data files, underwriting standards used for origination and all other papers and records developed or originated by the Seller, any servicer or others, required to document the Mortgage Loan or to service the Mortgage Loan.

               20 With respect to FHA insured Mortgage Loans, the original FHA Insurance Contract, together with a completed HUD Form 92080 "Mortgagee Record Change" with the Purchaser's name left blank.

               21 With respect to VA guaranteed Mortgage Loans, the original VA Guaranty Certificate.

===============================================================================




                         IMPAC WAREHOUSE LENDING GROUP
                                       Initial Holder

                                      and

                          AUSTIN FUNDING CORPORATION
                                       Servicer


                              SERVICING AGREEMENT
                           Dated as of JUNE 22,1999

                                Mortgage Loans

                             ---------------------




===============================================================================

                               TABLE OF CONTENTS



PRELIMINARY STATEMENT

                                   ARTICLE I

Section Title

1.01        Defined Terms.

                                   ARTICLE II

2.01        Record Title and Possession of Mortgage Files.
2.02        Books and Records.
2.03        Transfer of Mortgage Loans.

                                  ARTICLE III

3.01        Representations and Warranties as to the Company.

                                   ARTICLE IV

4.01        Company to Act as Servicer.
4.02        Establishment of Custodial Account; Deposits in Custodial Account.
4.03        Permitted Withdrawals from the Custodial Account.
4.04        Establishment of the Escrow Account; Deposits in Escrow Account.
4.05        Permitted Withdrawals from the Escrow Account.
4.06        Title, Management and Disposition of REO Property.

                                   ARTICLE V

5.01        Distribution.

                                   ARTICLE VI

6.01        Company Shall Provide Information as Reasonably Required.

                                  ARTICLE VII

7.01        Indemnification; Third Party Claims.
7.02        Merger or Consolidation of the Company.
7.03        Limitation on Liability of the Company and Others.
7.04        Company Not to Resign.

Section Title

                                 ARTICLE VIII

8.01              Events of Default.
8.02              Waiver of Defaults.

                                  ARTICLE IX

9.01              Termination.
9.02              Termination Without Cause.

                                   ARTICLE X

10.01             Successor to the Company.
10.02             Amendment.
10.03             Recordation of Agreement.
10.04             Governing Law.
10.05             Notices.
10.06             Severability of Provisions.
10.07             Exhibits.
10.08             General Interpretive Principles.
10.09             Reproduction of Documents.
10.10             Entire Agreement.

                                    EXHIBITS

A        Custodial Account Letter Agreement
B        Escrow Account Letter Agreement
C        REO Account Letter Agreement
D        Form of Assignment and Certification
E        Mortgage Loan Schedule
F        Monthly Trial Balance Format

         This is a Servicing Agreement, dated and effective as of JUNE 22, 1999 is executed between IMPAC WAREHOUSE LENDING GROUP, a California corporation, as the initial holder ("Initial Holder"), and AUSTIN FUNDING CORPORATION as servicer ("Company").

                             PRELIMINARY STATEMENTS

         From time to time, the Initial Purchaser will be purchasing from the Seller pursuant to a Master Repurchase Agreement dated as of the Closing Date between the Seller and the Initial Purchaser (the "Master Repurchase Agreement") the mortgage loans which are subject to this Agreement, and the Seller has agreed to make certain representations and warranties with respect thereto.

         In consideration of the premises and the mutual agreements hereinafter set forth, the Initial Holder and the Company agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01 Defined Terms.

         Capitalized terms not defined herein shall have the meanings given to them in the Warranties Agreement. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

         "Agreement": This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

         "Assignment": An assignment of the Mortgage, notice of transfer or equivalent instrument, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

         "Actual Principal Balance": With respect to any Mortgage Loan as of any date of determination, (i) the outstanding principal balance as of the Cut-off Date after application of principal payments due on or before such date whether or not received, minus (ii) the aggregate of all amounts previously distributed to the Holder with respect to the Mortgage Loan representing payments or recoveries of principal or Monthly Advances in lieu thereof.

         "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the State of California, or (iii) a day on which banking institutions in the state where the initial Holder or any subsequent Holder has its principal place of business are authorized or obligated by law or executive order to be closed.

         "Cash Liquidation": Recovery of all cash proceeds by the Company with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which the Company deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

         "Closing Date": JUNE 22,1999

         "Company": AUSTIN FUNDING CORPORATION or its successor in interest or any successor under this Agreement appointed as herein provided.

         "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

         "Custodial Account": The separate account or accounts created and maintained pursuant to Section 4.02.

         "Determination Date": The 20th day of the month of the related Remittance Date or if such 20th day is not a Business Day, the Business Day immediately following such 20th day.

         "Due Date": The day of the month of the related Remittance Date on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         "Due Period": With respect to any Remittance Date, the period commencing on the first day of the month preceding the month of such Remittance Date and ending on the last day of the month preceding the month of such Remittance Date.

         "Eligible Account": An account maintained with the depository institution approved as such by FNMA and which is insured by the FDIC to the limits established by such corporation.

         "Escrow Account": The separate trust account or accounts created and maintained pursuant to Section 4.03.

         "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

         "Event of Default": Any one of the conditions or circumstances enumerated in Section 8.01.

         "FDIC": The Federal Deposit Insurance Corporation or any successor organization.

         "FHLMC": The Federal Home Loan Mortgage Corporation or any successor organization.

         Fidelity Bond": A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         "First Remittance Date": The 25th day of the month following the date hereof, or if such day is not a Business Day, the first Business Day immediately preceding such day, provided that, if such 25th day is not a Business Day by reason of clause (iii) of the definition of Business Day and the Company has not received written notice of such fact from the Holder, the First Remittance Date shall be the immediately following Business Day.

         "FNMA": The Federal National Mortgage Association or any successor organization.

         "Holder": The Initial Holder of the Mortgage Loans and any subsequent holder or holders of the Mortgage Loans.

         "Guide": All terms and provisions of Part I, Part II, Part IV, Part V and Part VI of the FNMA Servicing Guide, June 30, 1990 Version, as amended from time to time, which relate to MBS pool mortgages serviced under the special servicing option.

         "Initial Holder": Impac Warehouse Lending Group

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Company would follow in servicing mortgage loans held for its own account.

         "Late Collections": With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         "Liquidation Proceeds": Amounts, other than Condemnation Proceeds and Insurance Proceeds, received by the Company in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to the Guide.

         "Loan-to-Value Ratio" or "LTV": As of any date of determination with respect to any Mortgage Loan, the principal balance of such Mortgage Loan divided by the appraised value of the related Mortgaged Property, as such appraised value is derived from the LTV at origination shown on the Mortgage Loan Schedule.

         "Monthly Advance": The aggregate of the Delinquency Advances (as defined in the Guide) made by the Company on any Remittance Date.

         "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on real property securing the Mortgage Note.

         "Mortgage File": The mortgage documents pertaining to a particular Mortgage Loan which were delivered to the Company by the prior servicer and any additional documents developed or received by the Company in servicing such Mortgage Loan which are reasonably necessary to document or service the Mortgage Loan.

         "Mortgage Impairment Insurance Policy": A mortgage impairment or blanket hazard insurance policy as described by the Guide.

         "Mortgage Interest Rate": The annual rate at which interest accrues on any Mortgage Loan.

         "Mortgage Loan": An individual Mortgage Loan, including but not limited to, all documents included in the Mortgage File, the Monthly Payments, Principal Prepayments, Cash Liquidations, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, proceeds from REO Dispositions and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, the Mortgage Loan which is sold by the Company to the Initial Holder and which is the subject of this Agreement. The Mortgage Loans originally subject to this Agreement are identified on the Mortgage Loan Schedule.

         "Mortgage Loan Remittance Rate": With respect to each Mortgage Loan, the annual rate of interest payable to the Holder which shall equal the Mortgage Interest Rate less the Servicing Fee Rate.

         "Mortgage Loan Schedule": The list of Mortgage Loans subject to this Agreement and identified on the schedules delivered to the Holder from time to time pursuant to the Master Repurchase Agreement.

         "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         "Mortgaged Property": The underlying real property securing repayment of a Mortgage Note.

         "Mortgagor": The obligor on a Mortgage Note.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Holder as required by this Agreement.

         "Opinion of Counsel": A written opinion of counsel, who may be an employee of the Company, acceptable to Holder.

         "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Principal Prepayment": Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Principal Prepayment Period": As to any Remittance Date, the calendar month preceding the month of distribution.

         "Record Date": The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

         "Remittance Date": The 25th day of any month, beginning with the First Remittance Date, or if such 25th day is not a Business Day, the first Business Day immediately preceding such day, provided that, if such 25th day is not a Business Day by reason of clause (iii) of the definition of Business Day and the Company has not received written notice of such fact from the Holder, the Remittance Date shall be the immediately following Business Day.

         "REO Account": The separate trust account or accounts created and maintained pursuant to Section 4.06.

         "REO Disposition": The final sale by the Company of any REO Property.

         "REO Property": A Mortgaged Property acquired by the Company on behalf of the Holder as described in the Guide.

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Company in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and (iii) the management and liquidation of the REO Property pursuant to Section 4.06, all in accordance with this Agreement, the Guide and any related fee schedules published by FNMA.

         "Servicing Fee": With respect to each Mortgage Loan, the amount of the annual contractual fee payable to the Company, in its capacity as servicer which shall be equal to the product of (i) the Servicing Fee Rate, and (ii) the outstanding principal amount of each Mortgage Loan. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those

Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payments. The obligation of the Holder to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company, or as otherwise provided under Section 4.03.

         "Servicing Fee Rate":   (servicing for "A-" thru "C" product @ .375%)
                                 (All Libor Adjustables @ .375%)
                                 (Fixed rate "A" product @ .25%)

         "Servicing Officer": Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Holder upon request, as such list may from time to time be amended.

         "Sub-Servicer": A servicer appointed by the Company pursuant to the Guide.

         "Sub-Servicing Agreement": Any agreement entered into by the Company with a Sub-Servicer pursuant to the Guide.

         "Warranties Agreement": The Seller's Warranties Agreement dated as of the date hereof between the Company and the Initial Holder.

                                   ARTICLE II


                 RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                              BOOKS AND RECORDS;
                      DELIVERY OF MORTGAGE LOAN DOCUMENTS

          Section 2.01 Record Title and Possession of Mortgage Files.

         During such period as the Mortgage Loans are owned by Holder pursuant to the Repurchase Agreement (the "Purchase Period") record title to the Mortgage Loans shall be retained by the Holder, and possession of the Mortgage Files not delivered to the Holder shall be retained by the Company as provided in this Agreement, in trust and as bailee and agent for the Holder as the owner thereof, for the sole purpose of servicing the Mortgage Loans; unless otherwise directed by Buyer. During the Purchase Period, the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, is vested in the Holder. During the Purchase Period all rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Company shall be received and held by the Company in trust for the benefit of the Holder as the owners of the Mortgage Loans. Any portion of the Mortgage Files retained by the Company shall be segregated from the other books and records of the Company and shall be appropriately marked to clearly reflect the ownership of the Mortgage Loans by the Holder. The Company shall release its custody of the contents of the Mortgage Files only in accordance with written instructions of the Holder, except when such release is required as incidental to the Company's servicing of a foreclosure or collection action or a satisfaction of a Mortgage.

         Section 2.02 Books and Records.

         The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be clearly marked to reflect the ownership of the Mortgage Loan by the Holder.

          Section 2.03 Transfer of Mortgage Loans.

         Holder shall have the right, without the consent of Company, to assign its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of Holder hereunder, and the assignee or designee shall accede to the rights and obligations hereunder of Holder with respect to such Mortgage Loans. All references to Holder shall be deemed to include its assignee or designee.

         The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Holder may, subject to the terms of this Agreement, sell and transfer, in whole or in part, the Mortgage Loans, provided that no such sale and transfer shall be binding upon the Company unless such transferee shall agree in writing in the form of Assignment attached hereto as Exhibit D, to be bound by the terms of this Agreement and an executed copy of such Assignment shall have been delivered to the Company. Upon receipt thereof, the Company shall mark its books and records to reflect the ownership of the Mortgage Loan by such assignee, and the previous Holder shall be released from its obligations hereunder to the extent such obligations relate to Mortgage Loans sold by the Holder. This Agreement shall be binding upon and inure to the benefit of the Holder and Company and their permitted successors, assignees and designees.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Section 3.01 Representations and Warranties of the Company.

         The Seller represents and warrants to the Purchaser that as of the Closing Date and as of each date thereafter on which the Master Repurchase Agreement is in effect:

                    (i) The Company is duly organized, validly existing and in good standing under the laws of KANSAS and is qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Company by any state having jurisdiction and in any event the Company is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

                    (ii) The Company has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Company has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Initial Holder constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms;

                  (iii) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's certificate of limited partnership and partnership agreement or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject;

                  (iv) [Intentionally Omitted]

                  (v) The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (vi) There is no litigation pending or, to the Company's knowledge, threatened, which if determined adversely to the Company would adversely affect the execution, delivery or enforceability of this Agreement, or the ability of the Company to service the Mortgage Loans hereunder in accordance with the terms hereof or which would have a material adverse effect on the financial condition of the Company; and

                 (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE IV

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

          Section 4.01 Company to Act as Servicer.

         The Company, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with the Guide and all applicable federal, state and local laws relating to the performance of its duties as Mortgage Loan servicer hereunder. Notwithstanding any provision to the contrary in this Agreement, the Company shall not be required to (i) establish a Custodial Account, an Escrow Account or an REO Account or otherwise segregate or hold in trust, or provide remittance statements with respect to, any funds collected in respect of the Mortgage Loans, nor shall the Company be entitled to receive a Servicing Fee or any other payment hereunder from the Holder, or (ii) remit any funds to the Holder, until the Company shall have received written notice from the Holder requesting such services, whereupon the Company shall promptly, and in any event within five (5) Business Days, commence and maintain such services, provided, however, that the Company shall provide to the Initial Holder monthly commencing in the month following the Closing Date, on or about the ____ day of each month, a Trial Balance in the format of Exhibit F. For this purpose, the Guide is incorporated by reference in this Agreement, subject to the following deletions and modifications:

                  (a) Deletions: the following provisions of the Guide are not incorporated for purposes of this Agreement:

                               Part I, Section 206.01;
                               Part IV, Sections 509 and 513; and
                               Part VI, Chapter III.

                  (b) Modifications: The following provisions of the Guide are incorporated in this Agreement subject to the following modifications:

                           (i) Part I, Section 202 is modified to provide that
                  all references to consents, guidelines and policies of FNMA refer to consent of the Holder.

                           (ii) Part II, Section 101 is amended to provide that
                  recoveries on the Mortgage Loans shall be applied by the Company in accordance with the provisions of the Mortgage Note and Mortgage or, absent such provisions, as provided in such Section 101.

                           (iii) The last paragraph of Part II, Section 101.03
                  and any other provision of the Guide of like tenor are amended to provide that the Company shall not be obligated to make a Monthly Advance to the extent that it reasonably determines that it would not be recoverable from proceeds of the related Mortgage Loan, any such determination to be evidenced by an Officer's Certificate delivered to the Holder.

                           (iv) Part III, Section 103 is modified to provide for
                  the Holder's acknowledgement that not all Mortgage Loans provide for Escrow Payments.

                           (V) Part IV, Section 507 is amended to incorporate
                  only the first paragraph, and such Section 507 and other provisions of the Guide inconsistent with Section 4.03 of this Agreement are modified to provide that the Company shall be reimbursed for Delinquency Advances, Servicing Advances and unpaid Servicing Fees from collections and recoveries on the related Mortgage Loan or REO Property, or, if such collections and recoveries are insufficient, from the P&I custodial account generally, with the Company's right to such reimbursement to be prior to the rights of the Holder, all as further described in Section 4.03 of this Agreement.

                           (vi) Provisions of Part V which are inconsistent
                  with Section 4.06 of this Agreement are superseded by such
                  Section 4.06.

                           (vii) Part VI, Section 101 is modified. The term P&I
                  Custodial Account shall mean the Custodial Account under this Agreement, and the T&I Custodial Account shall mean the Escrow Account under this Agreement.

                           (viii) Provisions of Chapter 2 of Part VI which are
                  inconsistent with Section 5.01 of this Agreement are superseded by such Section 5.01.

                  (c) Whenever the following terms are referred to in the Guide, they shall have the meaning given to them below.

                           (i) "servicer" shall mean the Company.

                           (ii) "Pass Through Rate" shall mean the current
                  weighted average Mortgage Loan Remittance Rate.

                           (iii) "we" or "us" shall mean the Holder.

                  (d) The reference to "Servicing Fee" in Section 205.03 shall have the meaning given to it in this Agreement.

         Section 4.02 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

         The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand Eligible Accounts. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit A hereto. A copy of such letter agreement shall be furnished to the Holder.

         The Company shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it on or subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal due on or before the Cut-off Date, and interest accrued prior to the Cut-off Date, on the Mortgage Loans:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

                  (iii) all proceeds from a Cash Liquidation;

                  (iv) all Insurance Proceeds, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Company's normal servicing procedures, the loan documents or applicable law;

                  (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Company's normal servicing procedures, the loan documents or applicable law;

                  (vi) any Monthly Advances;

                  (vii) any amounts required to be deposited by the Company pursuant to the Guide in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Company's own funds, without reimbursement therefor;

                  (viii) [intentionally omitted]

                  (ix) any amounts required to be deposited by the Company in connection with any REO Property pursuant to the Guide; and

                  (x) any other amounts required to be deposited in the Custodial Account pursuant to the Guide.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees need not be deposited by the Company in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.03(iv).

         Section 4.03 Permitted Withdrawals From the Custodial Account.

         The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

                  (i) to make payments to the Holder in the amounts and in the manner provided for in Section 5.01;

                  (ii) to reimburse itself for Monthly Advances, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Company's right thereto shall be prior to the rights of Holder except that, where the Company has made a monthly advance when it was required to repurchase a Mortgage Loan;

                  (iii) to reimburse itself for unreimbursed Servicing Advances, Monthly Advances and any unpaid Servicing Fee, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds and other Insurance Proceeds;

                  (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan;

                  (v) to reimburse itself for unreimbursed Servicing Advances and Monthly Advances to the extent that the Company has determined that such advances will not be recoverable from proceeds or payments on the related Mortgage Loan, any such reimbursement to be evidenced by an Officer's Certificate delivered to each Holder detailing the basis of such determination;

                  (vi) to reimburse itself to the extent provided in Section 7.01; and

                  (vii) to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 4.04 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

         The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand Eligible Accounts. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit B hereto. A copy of such letter agreement shall be furnished to the Holder.

         The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Company shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in or, in accordance with, the Guide. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

         Section 4.05 Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by the Company (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, and comparable items (ii) to reimburse Company for any Servicing Advance made by the Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the Company shall pay to the Mortgagors interest on funds in Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

         Section 4.06 Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Company for the benefit of the Holder (the "Owner").

         The Company shall either itself or through an agent selected by the Company, manage, conserve, protect and operate each foreclosed and REO Property on behalf of the Holder, in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as REO Property managed for FNMA. The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Company shall make or cause the Company to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Holder. The Company shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as directed by the Holder.

         The Company shall segregate and hold all funds collected and received in connection with the operation of the REO Properties separate and apart from its own funds or general assets and shall establish and maintain an REO Account in the form of a non-interest bearing demand Eligible Account. The creation of any REO Account shall be evidenced by a letter agreement in the form shown in Exhibit C hereto, in the case of an account held by a depository. An original of such letter agreement shall be furnished to the Holder upon request.

         The Company shall deposit or cause to be deposited, on a daily basis in the REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to the Guide hereof and, with the consent of the Holder, the fees of any managing agent acting on behalf of the Company. In the event that the Holder withholds its consent pursuant to the preceding sentence, the related REO Property shall be managed by the Holder itself. The Company shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. On or before each Determination Date, the Company shall withdraw from each REO Account and deposit into the Custodial Account the net income from the REO Property on deposit in the REO Account.

         The Company shall furnish to the Holder on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operation statement shall be accompanied by such other information as the Holder shall reasonably request.

         The Company shall dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after taking title to such REO Property, unless the Company determines, and gives an appropriate notice to the Holder and the Holder agrees in writing, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under this Agreement and is necessary to sell any REO Property, the Company shall report monthly to the Holder as to the progress being made in selling such REO Property.

         Each REO Disposition shall be carried out by the Company at such price and upon such terms and conditions as approved by the Holder. If as of the date title to any REO Property was acquired by the Company there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Company, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Company as provided above, shall be deposited in the REO Account and shall be remitted to the Holder within five
(5) business days of property settlement.

                                   ARTICLE V

                             PAYMENTS TO THE HOLDER

         Section 5.01 Distributions.

         On each Remittance Date, the Company shall make distributions in compliance with Paragraph 10 of Annex I to the Master Repurchase Agreement.

         All distributions made to the Holder on each Remittance Date will be made to the Holder of record on the preceding Record Date and shall be made by wire transfer of immediately available funds to the account of the Holder at a bank or other entity having appropriate facilities.

         With respect to any remittance received by the Holder after the Remittance Date, the Company shall pay to the Holder interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Chemical Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Company to the Holder on the date such late payment is made and shall cover the period commencing with the day following such Remittance Date and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Holder.

                                   ARTICLE VI

                       REPORTS TO BE PREPARED BY COMPANY

         Section 6.01 Company Shall Provide Information as Reasonably Required.

         The Company shall furnish to each Holder during the term of this Agreement, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to Holder, or otherwise in respect to the purposes of this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Holder all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Holder may reasonably request and which do not entail material additional expense to the Company. The Company agrees to execute and deliver all such instruments and take all such action as the Holder, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

           Section 6.02 Delinquency Report.

         The Company is responsible for providing a monthly delinquency report to the Holder.

                                  ARTICLE VII

                                  THE COMPANY

         Section 7.01 Indemnification; Third Party Claims.

         The Company agrees to indemnify the Holder and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Holder may sustain in any way related to either a breach by the Company of the representations and warranties contained in Section 3.01 or the failure of the Company to perform its duties and service the Mortgage Loans in accordance with the terms of this Agreement. The Company shall immediately notify the Holder if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Holder) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Holder in respect of such claim. The Company shall follow any written instructions received from the Holder in connection with such claim.

         The Company shall provide the Holder with prompt written notice of any material correspondence received or developed by the Company in respect of such claim, and any other related developments of which the Company becomes aware, and consult with the Holder regarding the conduct of any defense. The Company shall provide to the Holder statements detailing each incurral of $1,000 which the Company believes to be reimbursable to it pursuant to this Section 7.01 promptly following such incurral but in no event more frequently than monthly (an "Accounting"). Unless the claim in any way relates to a breach of the Company's representations or warranties in this Agreement or the failure of the Company to service and administer the Mortgage Loans in compliance with the terms of this Agreement, the Company shall be entitled to reimbursement from the Holder of all amounts incurred by it pursuant to this Section 7.01 within thirty (30) days following receipt by the Holder of the related Accounting.

         Section 7.02 Merger or Consolidation of the Company.

         The Company will keep in full effect its existence, rights and franchises as a limited partnership under the laws of the state under which it is organized, and will preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution approved to service mortgage loans for FNMA.

         The Holder shall be notified in writing of any such changes.

         Section 7.03 Limitation on Liability of the Company and Others.

         Neither the Company nor any of the officers, employees or agents of the Company shall be under any liability to the Holder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided, however, that the Company may, with the consent of the Holder, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action taken with the written approval of the Holder and any liability resulting therefrom shall be expenses, costs and liabilities for which the Holder will be liable, the Company shall be entitled to be reimbursed therefor from the Holder upon written demand.

         Section 7.04 Company Not to Resign.

         The Company shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Holder, which consent shall not be unreasonably withheld or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Holder which Opinion of Counsel shall be in form and substance acceptable to the Holder. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in
Section 12.01.

                                 ARTICLE VIII

                                    DEFAULT

         Section 8.01 Events of Default.

         In case one or more of the following Events of Default by the Company shall occur, that is to say:

                  (i) any failure by the Company to remit to the Holder any payment required to be made under the terms of this Agreement which continues unremedied for a period of three days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Holder; or

                  (ii) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Holder; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                  (iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

                  (v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Company shall, for any reason, become incapacitated to perform its duties and obligations under this Agreement by operation of law or otherwise; or

                  (vii) an Event of Default under the Master Repurchase Agreement shall have occurred;


                  (viii) [intentionally omitted]
         then, and in each and every such case, the Holder, by notice in writing to the Company may, in addition to whatever rights the Holder may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement and any Sub-Servicing Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 10.01. Upon written request from the Holder, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Holder and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         Section 8.02 Waiver of Defaults.

         The Holder may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE IX

                                  TERMINATION

         Section 9.01 Termination.

         In addition to the termination rights arising from the occurrence of an Event of Default, the respective obligations and responsibilities of the Company shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Company and the Holder in writing.

         Section 9.02 Termination Without Cause.

         Except as provided in this Section 9.02, the Holder may, at its or their sole option, terminate any rights the Company may have hereunder, without cause, upon at least 60 days' prior written notice, which notice shall be accompanied by payment to the Company, as liquidated damages, of 1.00% of the then Assumed Principal Balance of the Mortgage Loans. Any such notice of termination shall be in writing and delivered to the Company as provided in
Section 10.05 of this Agreement.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

         Section 1O.01 Successor to the Company.

         Prior to termination of Company's responsibilities and duties under this Agreement pursuant to Sections 7.04, 8.01, 9.01 or 9.02, the Holder shall
(i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Holder may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the representations and warranties made pursuant to Section 3.01.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Holder an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or this Agreement pursuant to
Section 7.04, 8.01, 9.01, or 9.02 shall not affect any claims that the Holder may have against the Company arising prior to any such termination or resignation.

         The Company shall timely deliver to the successor the funds in the Custodial Account, REO Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company, including, without limitation, execution and delivery of transfer of servicing notices in accordance with the Real Estate Settlement Procedures Act and any other state or federal law. The successor shall make arrangements as it may deem appropriate to reimburse the Company for amounts the Company actually expended pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

         Upon a successor's acceptance of appointment as such, the Holder shall notify by mail the

Company of such appointment.

         Section 10.02 Amendment.

         This Agreement may be amended from time to time by the Company and the Holder by written agreement signed by the Company and the Holder.

         Section 10.03 Recordation of Agreement.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company at the Company's expense on direction of Holder accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Holder or is necessary for the administration or servicing of the Mortgage Loans.

         Section 10.04 Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

         Section 10.05 Notices.

         Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, if (i) in the case of the Company AUSTIN FUNDING CORPORATION Attention: GLENN LAPOINTE or such other address as may hereafter be furnished to the Holder in writing by the Company and (ii) in the case of the Holder, Impac Warehouse Lending Group, 1401 Dove Street, Newport Beach, CA 92660, Attention: Zoila Velasco, or such other address as may be furnished to the Company in writing by the Holder.

         Section 10.06 Severability Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement, provided, however, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement.

         Section 10.07 Exhibits.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 10.08 General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 10.09 Reproduction of Documents.

         This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 10.10 Entire Agreement.

         This Agreement is the entire agreement between the parties hereto. Without limiting the generality of the preceding sentence, each Holder acknowledges that no affiliate of the Company expressly or impliedly has made any representation, warranty or promise of performance with respect to the Company and, if made, such representation, warranty or promise shall not be relied upon unless made in writing by a duly authorized officer.

         IN WITNESS WHEREOF, the Company and the Initial Holder have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        IMPAC WAREHOUSE LENDING GROUP


                                        By: /s/ ZOILA VELASCO
                                            -----------------------------------
                                        Name: Zoila Velasco
                                              ---------------------------------
                                        Title: Vice President
                                               --------------------------------

                                        AUSTIN FUNDING CORPORATION

                                        By: /s/ GLENN LAPOINTE
                                            -----------------------------------
                                        Name: Glenn LaPointe
                                              ---------------------------------
                                        Title: President
                                               --------------------------------

STATE OF______________  )
                        )SS.
COUNTY OF_____________  )

         On the 24 day of June, 1999 before me, a Notary Public in and for said State, personally appeared Glenn LaPointe, known to me to be President of AUSTIN FUNDING CORPORATION the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.


                                                /s/  KAREN S. ROTH
=====================================           -------------------------------
              KAREN S. ROTH                          Notary Public
[SEAL]  Notary Public, State of Texas
           My Commission Expires
               AUG. 14, 2000                    My Commission expires:
=====================================

STATE OF CALIFORNIA     )
                        )SS.
COUNTY OF ORANGE        )

         On the 29th day of June, 1999 before me, a Notary Public in and for said State, personally appeared Zoila Velasco, known to me to be a Vice President of Impac Warehouse Lending Group, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.


                                                /s/ JASON HA
                                        ---------------------------
                                                Notary Public

                                        My Commission expires: Jan. 8, 2002


=========================================
                       JASON HA
                 COMMISSION # 1168008
[SEAL]        NOTARY PUBLIC - CALIFORNIA
                    ORANGE COUNTY
             MY COMM. EXPIRES JAN 8, 2002
=========================================

                                    EXHIBIT A

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                     (date)

                To:
                   ------------------------------------

                   ------------------------------------

                   ------------------------------------
                   (the "Depository")

         As "Company" under the Servicing Agreement, dated as of ______________, 1999, Conventional Mortgage Loans, _______________ (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.02 of the Agreement, to be designated as "[Company], in trust for the Holder -- Conventional Mortgage Loans -- Servicing Agreement dated ______________, 1997 with Impac Warehouse Lending Group". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                           -------------------------------------


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

         The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation to the limit established by such corporation or the National Credit Union Administration.


                                           -------------------------------------
                                           (name of Depository)


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT B

                     FORM OF ESCROW ACCOUNT LETTER AGREEMENT

                                     (date)

                To:
                   ------------------------------------

                   ------------------------------------

                   ------------------------------------
                   (the "Depository")

         As "Company" under the Servicing Agreement, dated as of ______________, 1999, Conventional Mortgage Loans, ________________ (the "Agreement") we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.04 of the Agreement, to be designated as "_____________, in trust for the Holder -- Conventional Mortgage Loans -- _____________ as tenants in common". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                           -------------------------------------


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

         The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number ______________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation to the limit established by such corporation.


                                           -------------------------------------
                                           (name of Depository)


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT C

                      FORM OF REO ACCOUNT LETTER AGREEMENT

                                     (date)

                To:
                   ------------------------------------

                   ------------------------------------

                   ------------------------------------
                   (the "Depository")

         As "Company" under the Servicing Agreement, dated as of _____________, 1999, Conventional Mortgage Loans, ________________ (the "Agreement") we hereby authorize and request you to establish an account, as an REO Account pursuant to
Section 4.06 of the Agreement, to be designated as "_______________________, in trust for the Holder - Conventional Mortgage Loans - ______________________". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                           [COMPANY]
                                           -------------------------------------



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

         The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number _______________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation to the limit established by such corporation.


                                           -------------------------------------
                                           (name of Depository)


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT D

                        FORM OF ASSIGNMENT AND ASSUMPTION

         ASSIGNMENT AND ASSUMPTION, dated ______________, 1999, between ______________________________________, a ____________ corporation ("Assignor"), and _____________________________________________________, a ___________________
corporation ("Assignee"):

         For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Holder, in, to and under that certain Servicing Agreement, Conventional Mortgage Loans, ___________________ (the "Servicing Agreement"), dated ________________, 1996, by and between ___________________________________ and
__________________________________________________________ (the "Company").

         2. The Assignor warrants and represents to, and covenants with, the Assignee that:

            a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

            b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the and Servicing Agreement; and

            c. The Assignor has not agreed to any amendment or other modification of the Servicing Agreement unless disclosed to Assignee, including without limitation the transfer of the servicing obligations under the Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Servicing Agreement.

         3. The Assignee warrants and represents to, and covenants with, the Assignor that:

            a. The Assignee agrees to be bound, as Holder, by all of the terms, covenants and conditions of the Servicing Agreement;

            b. The Assignee has been furnished with all information regarding the Servicing Agreement that it has requested from Assignor; and

            c. The Assignee's address for purposes of all notices and correspondence related to the Servicing Agreement is:

               --------------------

               --------------------

               --------------------

     The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Servicing Agreement are:

               --------------------

               --------------------

               --------------------

       IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.


----------------------------------,      --------------------------------------,
Assignor                                 Assignee

By:                                      By:
   -------------------------------          -----------------------------------
Its:                                     Its:
    ------------------------------           ----------------------------------

Taxpayer                                 Taxpayer
Identification No.                       Identification No.
                  ----------------                         --------------------

                                    EXHIBIT E

                          MONTHLY TRIAL BALANCE FORMAT

                                CUSTODY AGREEMENT

         This CUSTODY AGREEMENT dated as of JUNE 22, 1999 by and among IMPAC WAREHOUSE LENDING GROUP (IWLG), a California corporation, having an address at 1401 Dove Street, Newport Beach, CA 92660 ("Buyer"), Bankers Trust Company, having an address at 3 Park Plaza, 16th Floor, Irvine, California 92714, ("Custodian"), AUSTIN FUNDING CORPORATION having an address at 823 CONGRESS AVE., SUITE #515, AUSTIN, TX, 78701 ("Seller").

                              W I T N E S S E T H:

         WHEREAS, the Seller and the Buyer may, from time to time, enter into transactions (each, a "Transaction") in which the Buyer agrees to purchase from the Seller certain one- to four-family residential mortgage loans (the "Mortgage Loans"), with a simultaneous agreement by the Seller to repurchase such Mortgage Loans on demand as provided in a Master Repurchase Agreement, dated as of JUNE 22, 1999 between the Seller and the Buyer (the "Master Repurchase Agreement") and a Confirmation between the Seller and the Buyer (the "Confirmation"; as to each Transaction, the related Confirmation and the Master Repurchase Agreement are referred to collectively as the "Repurchase Agreement");

         WHEREAS, pursuant to the terms of a Servicing Agreement, dated as of JUNE 22, 1999 between the Buyer and the Seller (the "Servicing Agreement"), the Seller will service the Mortgage Loans for the Buyer; and

         WHEREAS, the Buyer has directed the Seller, and the Seller has agreed, to deliver certain documents with respect to the Mortgage Loans subject to each Transaction to the Custodian, and the Custodian has agreed to take and maintain possession of such documents in accordance with the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto agree as follows:

         1. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Repurchase Agreement.

         2. On or before the effective date for each Transaction (the "Purchase Date"), the Seller shall deliver, or cause to be delivered, to the Custodian a schedule of Mortgage Loans subject to such Transaction ("Mortgage Loan Schedule"), and the Seller shall deliver, or shall cause to be delivered, and shall release to the Custodian the following documents pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule, which documents the Custodian shall hold for the benefit of the Buyer, its successors or assigns, as the owner thereof:

         (i) the original note or other evidence of indebtedness (the "Mortgage Note") of the obligor thereon (each such obligor, a "Mortgagor"), endorsed to the order of or assigned to Seller by the holder/payee thereof, without recourse, and endorsed by Seller, without recourse, in blank;

         (ii) the original mortgage, deed of trust or other instrument (the "Mortgage") creating a first lien on the underlying property securing the Mortgage Loan (the "Mortgaged Property"), naming Seller as the "mortgagee" or "beneficiary" thereof, and bearing on the face thereof the address of Seller, or, if the Mortgage does not name Seller as the mortgagee/beneficiary, the Mortgage, together with an instrument of assignment assigning the Mortgage, individually or together with other Mortgages, to Seller and bearing on the face thereof the address of Seller, and, in either case, bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of either the closing attorney or an officer of the title insurer that issued the related title insurance policy, or a certificate of receipt from the recording office, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located);

         (iii) an original assignment of Mortgage, in blank, which assignment shall be in form and substance acceptable for recording and, in the event that the Seller acquired the Mortgage Loan in a merger, the assignment must be by "[Seller], successor by merger to [name of predecessor]";

         (iv)     any intervening assignment of the Mortgage not included in
                  (ii) above, including any warehousing assignment;

         (v)      any assumption, modification, extension or guaranty agreement;

         (vi) Lender's title insurance policy, or, if such policy has not been issued, a written commitment or interim binder issued by the title insurance company evidencing that the required title insurance coverage is in effect and unconditionally guaranteeing the holder of the Mortgage Loan that the lender's title insurance policy will be issued;

         (vii) any instrument necessary to complete identification of any exception set forth in the exception schedule in the title insurance policy (e.g., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.); and

         (viii) if the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required, in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located).

From time to time, the Seller shall forward to the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan approved by the Seller. All documents held by the Custodian as to each Mortgage Loan pursuant to this Section 2 are referred to herein as the "Custodian's Mortgage File". On the respective Purchase Date for each Transaction, the Seller shall deliver to the Buyer a Certificate of the Seller, in the form attached hereto as Exhibit One, with respect to all of the Mortgage Loans and related documents described in this Section 2 sold to the Buyer on such Purchase Date in connection with such Transaction.

         3. The Buyer hereby appoints the Custodian, in its independent corporate capacity, as the custodian of the Buyer and any successor to or assignee of the Buyer, and the Custodian hereby accepts and agrees to act as custodian for the Buyer and any successor to or assignee of the Buyer in accordance with the terms and conditions of this Agreement. With respect to each Custodian's Mortgage File delivered to the Custodian, the Custodian is solely and exclusively the custodian for the Buyer or its successor or assignee for all purposes (including, but not limited to, the perfection of the security interest of the Buyer in such Mortgage Loans to the extent that the Seller shall be deemed to have pledged the Mortgage Loans to Buyer pursuant to Section 6 of the Repurchase Agreement). The Custodian shall hold in its possession at 3 Park Plaza 16th Floor, Irvine, California 92714, all Custodian's Mortgage Files received by it from the Seller from time to time for the sole and exclusive use and benefit of the Buyer and the Buyer's successors and assignees as provided herein and, except as otherwise expressly provided herein, shall make disposition thereof only in accordance with the written instructions of the Buyer. The Custodian shall segregate and maintain continuous custody of all documents constituting the Custodian's Mortgage Files received by it in secure and fireproof facilities, all in accordance with customary standards for such custody.

         4. When the Custodian has received from the Seller possession of each Custodian's Mortgage File for the related Transaction, the Custodian shall verify that:

       (a) all documents required to be delivered to it pursuant to this Agreement are in the Custodian's possession;

       (b) such documents have been reviewed by the Custodian and appear regular on their face and relate to the Mortgage Loans and neither the Mortgage Note, the Mortgage nor the Assignment of Mortgage contains evidence of any claims, liens, security interests, encumbrances or restrictions on transfer;

       (c) based only on the Custodian's examination of the foregoing documents:

              (i) the information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan accurately reflects the information contained in the documents contained in each Custodian's Mortgage File as to, (A) the name of the respective Mortgagor, (B) the address of the respective Mortgaged Property, (C) the original principal amount of the related Mortgage Note;

              (ii) the Mortgage Note and the Mortgage each bears an original signature or signatures purporting to be the signature or signatures of the person or persons named as the maker and mortgagor or grantor or, in the case of copies of the Mortgage permitted under paragraph 2(a)(ii), that such copies bear a reproduction of such signature or signatures;

              (iii) the principal amount of the indebtedness secured by the Mortgage is identical to the original principal amount of the Mortgage Note;

              (iv) if the Note does not name "[Seller]" as the holder or payee, the Mortgage Note bears original endorsements that complete the chain of ownership from the original holder or payee to "[Seller]"; and

              (v) if the Mortgage does not name "[Seller]" as the mortgagee or beneficiary, the original of the Assignment of Mortgage and any intervening assignments of mortgage bear the original signature purporting to be the signature of the named mortgagee or beneficiary (and any other necessary party including subsequent assignors) or in the case of copies permitted under paragraph 2(a)(ii), that such copies bear a reproduction of such signature or signatures and that the Assignment of Mortgage and any intervening assignments of mortgage complete the chain of title from the originator to "[Seller]";

       (d) each Mortgage Note has been endorsed as noted in paragraph 2(a)(i) herein and each Assignment of Mortgage has been completed as noted in paragraph 2(a)(iii) herein; and

       (e) the Lender's title insurance policy, or written commitment to issue or interim binder for such policy, is for not less than the original principal amount of the Mortgage Note and insures that the Mortgage constitutes a first lien, senior in priority to all other mortgages, deeds of trust, security interests and other contractual liens.

In making such verification, the Custodian may rely conclusively on the Mortgage Loan Schedule and the documents constituting the Custodian's Mortgage File, and the Custodian shall have no obligation to independently verify the correctness of such Mortgage Loan Schedule or any document. Upon completing such verification, the Custodian shall advise the Buyer of its receipt of all such Custodian's Mortgage Files and shall forward to the Buyer on the Purchase Date a trust receipt in the form annexed hereto as Exhibit Two (the "Trust Receipt") with respect to the Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified on the Schedule of Exceptions attached to the Trust Receipt as not covered by such Trust Receipt) listed on the Mortgage Loan Schedule for such Transaction. If the Custodian determines from such verification that any discrepancy or deficiency exists with respect to a Custodian's Mortgage File, the Custodian shall note such discrepancy on the Schedule of Exceptions attached to the Trust Receipt, and, upon the request of the Seller, the Custodian shall deliver a copy of the Schedule of Exceptions to the Seller. During the life of the Mortgage Loans, in the event the Custodian discovers any defect with respect to the Custodian's Mortgage File, the Custodian shall give written specification of such defect to the Seller and the Buyer. Except as specifically provided above, the Custodian shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose.

         5. Each Trust Receipt, upon initial issuance or reissuance upon transfer, shall be dated the date of issuance thereof and shall evidence the receipt and possession of the Custodian's Mortgage File by the Custodian on behalf of the holder of the Trust Receipt and the holder's right to possess the Custodian's Mortgage File with respect to which that Trust Receipt is issued. Prior to due surrender of a Trust Receipt pursuant to Paragraph 6, the Custodian shall treat the individual person or entity in whose name any Trust Receipt is registered as the individual person or entity entitled to possession of the Custodian's Mortgage File evidenced by such Trust Receipt for all purposes whatsoever, subject to the terms of this Agreement, and the Custodian shall not be affected by notice of any facts to the contrary. No Trust Receipt shall be valid for any purpose unless substantially in the form set forth in Exhibit Two to this Agreement and executed by manual signature of an authorized officer of the Custodian, and such signature upon any Trust Receipt shall be conclusive evidence, and the only evidence, that such Trust Receipt has been duly delivered under this Agreement. Trust Receipts bearing the manual signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Custodian shall bind the Custodian, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the delivery of those Trust C Receipts. Each Trust Receipt shall have attached thereto a schedule, in the format of the Mortgage Loan Schedule, identifying the Mortgage Loans for which the Trust Receipt is issued. The Custodian shall keep a register in which the Custodian shall provide for the registration of transfers of Trust Receipts as herein provided and in which it shall record the name and address of the person to whom each Trust Receipt is issued. In the event that the Trust Receipt is lost, stolen, mutilated or destroyed, the Custodian shall issue a new Trust Receipt to the registered holder of such lost, stolen, mutilated or destroyed Trust Receipt upon receiving a reasonably satisfactory commitment from such holder to indemnify the Custodian and hold the Custodian harmless in respect of the issuance of such new Trust Receipt.

         6. Upon receipt of written directions from the Buyer at any time, and upon the prior tender by the Buyer of the applicable Trust Receipt, the Custodian shall deliver all or any portion of the Custodian's Mortgage Files held by it to the Buyer, or to such other party as the Buyer may direct, and to the place indicated in any such written direction from the Buyer and shall deliver to the Buyer a new Trust Receipt with respect to the Custodian's Mortgage Files retained by the Custodian. Upon receipt by the Custodian of written notification from the Buyer that the Buyer has sold all or a portion of the Mortgage Loans, which notification shall state the name and address of the purchaser and the date of sale and shall be accompanied by the original Trust Receipt or Trust Receipts for such Mortgage Loans delivered to the Buyer, the Custodian shall change its records to reflect that such purchaser is the owner of such Mortgage Loans and the related Custodian's Mortgage Files and shall immediately, upon the direction of the Buyer, either deliver the applicable Custodian's Mortgage Files to such purchaser or issue a Trust Receipt in the name of such purchaser. The Custodian shall then deliver to the Buyer a new Trust Receipt reflecting all Mortgage Loans evidenced by the surrendered Trust Receipts with respect to which the Custodian still holds the related Custodian's Mortgage Files on behalf of the Buyer. The Buyer shall deliver to the Seller a copy of any written requests made pursuant to this Paragraph 6. Every Trust Receipt presented or surrendered for transfer shall be duly endorsed by the holder thereof, or be accompanied by a written instrument of transfer, duly executed by the holder thereof and such holder's prospective transferee. No service charge against the presenter of a Trust Receipt shall be made for any registration or transfer of any Trust Receipt, but the Custodian may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of any Trust Receipt, which shall be paid by the transferee. Each Trust Receipt surrendered for registration of transfer shall be canceled by the Custodian. Any purchaser of a Mortgage Loan shall succeed to all the rights and obligations of the Buyer under this Agreement with respect to such Mortgage Loan and the related Custodian's Mortgage File.

         7. In the event that any specific Mortgage Loan document is required by the Seller, in its capacity as the servicer pursuant to the Servicing Agreement, either (a) because such Mortgage Loan has been paid in full and is to be released by the Seller, in its capacity as the servicer pursuant to the Servicing Agreement, to the maker of the respective Mortgage Note, or (b) to facilitate enforcement and collection procedures with respect to any Mortgage Note, the Seller, in its capacity as the servicer pursuant to the Servicing Agreement, shall send to the Custodian a certificate in the form of Exhibit Three. The Custodian shall promptly send a copy of such certificate to the Buyer, and in the event that Buyer consents to the release of such documents, the Buyer will return such copy to the Custodian with such consent indicated thereon. Notwithstanding anything to the contrary herein, the Custodian shall in no event release to the Buyer any documents contained in a Custodian's Mortgage File without the written authorization of the Buyer. Any Trust Receipt issued while any documents are outstanding with the Seller, in its capacity as the servicer pursuant to the Servicing Agreement, shall reflect that the Custodian holds such documents as custodian for the Buyer pursuant to this Agreement, but the Schedule of Exceptions shall specify that the Custodian has released such documents to the Seller, in its capacity as the servicer pursuant to the Servicing Agreement, pursuant to this paragraph. All documents so released to the Seller, in its capacity as the servicer pursuant to the Servicing Agreement, shall be held by it in trust for the benefit of the Buyer in accordance with Paragraph 9(b) of the Repurchase Agreement. In the case of documents released pursuant to clause (b) above, the Seller shall return to the Custodian the Custodian's Mortgage File, or such other documents that have been released to the Seller, when the Seller's need therefor in connection with such enforcement or collection procedures no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certification to this effect from the Seller to the Custodian in the form annexed hereto as Exhibit Three, the Seller's receipt shall be released by the Custodian to the Seller, and the Custodian shall thereupon reflect any such liquidation on the list of Mortgage Loans maintained by it pursuant to Paragraph 13 of this Agreement.

         8. It is understood that Custodian will charge such fees for its services under this Agreement as are set forth in a separate agreement between the Custodian and the Seller, the payment of which, together with the Custodian's expenses in connection herewith, shall be solely the obligation of the Seller.

         9. The Buyer, with or without cause, may (i) require the Custodian to complete the endorsements on the Mortgage Notes, and to complete the Assignments of Mortgages and/or (ii) upon thirty (30) days written notice, remove and discharge the Custodian, or any successor Custodian there after appointed, from the performance of its duties under this Agreement by written notice from the Buyer to the Custodian or the successor Custodian, with a copy of such notice to the Seller. Having given notice of such removal, the Buyer shall promptly appoint by written instrument a successor Custodian to act on behalf of the Buyer. One original counterpart of such instrument shall be delivered to the Buyer, one copy shall be delivered to the Seller and one copy shall be delivered to the successor Custodian. In the event of any such removal, the Custodian shall promptly transfer to the successor Custodian, as directed by the Buyer, all of the Custodian's Mortgage Files being administered under this Agreement and shall complete the Assignments of Mortgage and endorse the Mortgage Notes to the successor Custodian, if, and in the form, directed by the Buyer. In the event of any such appointment, the Seller shall not be responsible for any fees of the successor Custodian in excess of the fees formerly paid to the Custodian.

         10. The Custodian may terminate its obligations under this Agreement upon at least sixty (60) days written notice to the Seller and the Buyer. In the event of such termination, the Seller shall appoint a successor Custodian, subject to approval by the Buyer. If the Seller is unable to appoint a successor Custodian within a reasonable period of time, the Buyer shall appoint a successor Custodian. The payment of such successor Custodian's fees and expenses shall be the sole responsibility of the Buyer. Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, or as directed, all Custodian's Mortgage Files being administered under this Agreement and shall complete the Assignments of Mortgage and endorse the Mortgage Notes as, and if, requested by the Buyer. The Custodian's obligations hereunder shall not in any event be terminated until the Custodian's Mortgage Files have been delivered to the successor Custodian or to the Buyer.

         11. Upon reasonable prior written notice to the Custodian, the Buyer and its agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Custodian's Mortgage Files.

         12. The Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect (a) fidelity insurance, (b) theft of LID documents insurance, (c) forgery insurance and (d) insurance covering the risk of errors and omissions. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks that act as custodian in similar transactions. A certificate of the respective insurer as to each such policy shall be furnished to the Buyer, upon request, containing the insured's statement or endorsement that such insurance shall not terminate prior to receipt by the Buyer, by registered mail, of ten (10) days notice thereof.

         13. Upon the request of the Buyer at any time, the Custodian shall provide to the Buyer a list of all the Mortgage Loans for which Custodian holds a Custodian's Mortgage File pursuant to this Agreement and a list of documents missing from each Custodian's Mortgage File. Such list may be in the form of a copy of the Mortgage Loan Schedules with manual deletions to specifically denote any Mortgage Loans paid off, liquidated or repurchased since the date of this Agreement.

         14. Upon the request of the Buyer and at the cost and expense of the Buyer, the Custodian shall provide the Buyer with copies of the Mortgage Notes, Mortgages, Assignments of Mortgage and other documents contained in the Custodian's Mortgage File relating to one or more of the Mortgage Loans.

         15. By execution of this Agreement, the Custodian warrants that it does not currently hold, and during the existence of this Agreement shall not hold, any adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest that it may have in any Mortgage Loan as of the date hereof. Notwithstanding any other provisions of this Agreement and without limiting the generality of the foregoing, the Custodian shall not at any time exercise or seek to enforce any claim, right or remedy, including any statutory or common law rights of set-off, if any, that the Custodian may otherwise have against all or any part of a Custodian's Mortgage File, Mortgage Loan or proceeds of either.

         15A. The Custodian represents and warrants to, and covenants that:

              (a) The Custodian is (i) a New York corporation duly organized, validly existing and in good standing under the laws of New York and (ii) duly qualified and in good standing and in possession of all requisite authority, power, licenses, permits and franchises in order to execute, deliver and comply with its obligations under the terms of this Agreement;

              (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and the execution and delivery of this Agreement by the Custodian in the manner contemplated herein and the performance of and compliance with the terms hereof by it will not (i) violate, contravene or create a default under any applicable laws, licenses or permits to the best of its knowledge, or
       (ii) violate, contravene or create a default under any charter document or bylaw of the Custodian or, to the best of the Custodian's knowledge, any contract, agreement or instrument to which the Custodian or by which any of its property may be bound and will not result in the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its property;

              (c) The execution and delivery of this Agreement by the Custodian and the performance of and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority, or, if such consent or approval is required, it has been obtained; and

              (d) This Agreement, and each Trust Receipt issued hereunder, when executed and delivered by the Custodian will constitute valid, legal and binding obligations of the Custodian, enforceable against the Custodian in accordance with their respective terms, except (i) as the enforcement thereof may be limited by applicable debtor relief laws and (ii) that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or law.

         16. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice.

         17. Each authorized representative (an "Authorized Representative") of the Buyer is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Buyer and the specimen signature for each such Authorized Representative of the Buyer initially authorized hereunder is set forth on Exhibit Four hereof. From time to time, the Buyer shall deliver to the Custodian a revised Exhibit Four, reflecting changes in the information previously given, but the Custodian shall be entitled to rely conclusively on the last Exhibit Four until receipt of a superseding Exhibit Four. Each Authorized Representative of the Seller is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Seller and the specimen signature for each such Authorized Representative of the Seller initially authorized hereunder is set forth on Exhibit Five hereof. From time to time, the Seller shall deliver to the Custodian a revised Exhibit Five, reflecting changes in the information previously given, but the Custodian shall be entitled to rely conclusively on the last Exhibit Five until receipt of a superseding Exhibit Five.

         18. The Seller shall indemnify and hold the Custodian and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against it or them hereunder and under the Repurchase Agreement.

         19. The duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. The Custodian shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors or assigns. The Custodian shall not assign, transfer, pledge or grant a security interest in any of its rights, benefits or privileges hereunder, nor shall the Custodian delegate or appoint any other person or entity to perform or carry out any of its duties, responsibilities or obligations under this Agreement. Any act or instrument purporting to effect any such assignment, transfer, pledge, grant, delegation or appointment shall be void. No representations, warranties, covenants (other than those expressly made by the Custodian in this Agreement) or obligations of the Custodian shall be implied with respect to this Agreement or the Custodian's services hereunder. Without limiting the generality of the foregoing, the Custodian:

              (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed in writing by the parties hereto and shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities;

              (b) will be regarded as making no representations and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any certificates or Mortgage Loans represented thereby, and will not be required to and will not make any representations as to the validity, value or genuineness of Mortgage Loans;

              (c) shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity;

              (d) may rely on and shall be protected in acting in good faith upon any certificate, instrument, opinion, notice, letter, telegram or other document, or any security, delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties;

              (e) may rely on and shall be protected in acting in good faith upon the written instructions of the Seller and such employees and representatives of the Seller as the Seller may hereinafter designate in writing;

              (f) may consult counsel satisfactory to it (including counsel for the Seller and the Buyer) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in furtherance of its duties hereunder, in accordance with the opinion of such counsel;

              (g) shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection therewith, except in the case of negligent performance or omission; and

              (h) may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys, provided, however, that the execution of such trusts or powers by any such agents or attorneys shall not diminish, or relieve the Custodian for, responsibility therefor to the same degree as if the Custodian itself had executed such trusts or powers.

         20. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

         21. The Buyer shall have the right, without the consent of the Custodian or the Seller, to assign, in whole or in part, its interests under this Agreement in all of the Mortgage Loans subject to any Transaction, and designate any person to exercise any rights of the Buyer, hereunder, and the assignee or designee shall accede to the rights and obligations hereunder of the Buyer with respect to such Mortgage Loans. All references to the Buyer shall be deemed to include its assignee or designee. In connection with any such assignment, the Custodian may require that arrangements reasonably satisfactory to it be made for the exchange of previously executed and outstanding Trust Receipts for a Trust Receipt representing such assignment.

         22. This Agreement shall terminate with respect to any Transaction upon the earlier of (a) the repurchase of all of the Mortgage Loans subject to such Transaction by the Seller pursuant to the Repurchase Agreement, which repurchase shall be evidenced by a notice from the Buyer to the Custodian stating that beneficial ownership of the Mortgage Loans has been transferred to the Seller, or (b) the Buyer's election to obtain possession of the Mortgage Loans subject to a Transaction following an Event of Default (as defined in the Repurchase Agreement) by the Seller, which election shall be evidenced by a notice from the Buyer to the Custodian stating that the Seller is in default under the Repurchase Agreement, a copy of which notice shall be simultaneously delivered to the Seller, and delivery of the Custodian's Mortgage Files pursuant to the Buyer's instructions.

         23. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party or parties purportedly granting such waiver.

         24. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision or provisions may be invalid or unenforceable in whole or in part.

         25. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersedes any prior agreement and understandings with respect to those matters and transactions.

         26. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         27. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         28. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         29. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

              (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

              (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

              (c) references herein to "Articles", "Sections", "Subsections",
                   "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

              (d) a reference to a Subsection without further reference to a
                   Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

              (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

              (f) the term "include" or "including" shall mean without
                   limitation by reason of enumeration.

         IN WITNESS WHEREOF, Seller, Buyer and Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first written above.

                                       AUSTIN FUNDING CORPORATION
                                       as Seller

                                       By: /s/ GLENN LAPOINTE
                                          --------------------------------------
                                       Name:   Glenn LaPointe
                                            ------------------------------------
                                       Title:  President
                                             -----------------------------------


                                       IMPAC WAREHOUSE LENDING GROUP
                                       as Buyer

                                       By: /s/ ZOILA VELASCO
                                          --------------------------------------
                                       Name:   Zoila Velasco
                                            ------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                       BANKERS TRUST COMPANY,
                                       as Custodian

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   EXHIBIT ONE

                              CERTIFICATE OF SELLER

         I, ____________________________, hereby certify that I am the duly elected _______________________________ of AUSTIN FUNDING CORPORATION (the "Seller"). All terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Custody Agreement, dated as of JUNE 22, 1999 among the Seller, Impac Warehouse Lending Group (the "Buyer"), Bankers Trust Company, as custodian.

         The undersigned hereby represents, warrants and covenants on behalf of the Seller that, pursuant to the sale of the mortgage loans set forth on Annex 1 hereto (the "Mortgage Loans") by the Seller to Buyer pursuant to a Master Repurchase Agreement, dated as of JUNE 22, 1999 between the Seller and the Buyer, the Seller sells, transfers, assigns, sets over and otherwise conveys to Buyer all of its right (including the power to convey title thereto), title and interest in and to each document held by or on behalf of the Seller with respect to each Mortgage Loan. Any such documents that have not been delivered to the Custodian shall be held by the Seller, in trust for the benefit of the Buyer and shall be delivered to the Buyer or its assignee or designee upon demand.

         IN WITNESS WHEREOF, I have hereunto signed my name, this ____ day of ________ 1999.

                                           By: /s/ GLENN LAPOINTE
                                              ----------------------------------
                                                  Name: Glenn LaPointe
                                                  Title: President

                                     ANNEX 1

                             MORTGAGE LOAN SCHEDULE

                                    ANNEX 2

(1) the original note or other evidence of indebtedness (the "Mortgage Note") of the obligor thereon (each such obligor, a "Mortgagor").

(2) the original mortgage, deed of trust or other instrument (the "Mortgage") creating a first lien on the underlying property securing the Mortgage Loan (the "Mortgaged Property").

(3)      the original assignment of the Mortgage.

(4) any intervening assignment of the Mortgage, including any warehousing assignment.

(5)      any assumption, modification, extension or guaranty agreement.

(6) any lender's title insurance policy and any written commitment or interim binder issued by the title insurance company evidencing that the required title insurance coverage is in effect and unconditionally guaranteeing the holder of the Mortgage Loan that the lender's title insurance policy will be issued.

(7) any instrument necessary to complete identification of any exception set forth in the exception schedule in the title insurance policy (e.g., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.).

(8)      any survey of the Mortgaged Property.

(9) any hazard insurance policy or flood insurance policy, with extended coverage of the hazard insurance policy.

(10) any Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending, real estate settlement procedure forms or other disclosure statements required by law.

(11)     any residential loan application.

(12)     any verification of employment and income.

(13) any verification of acceptable evidence of source and amount of downpayment.

(14)     any credit report on the borrower under the Mortgage Loan.

(15)     any residential appraisal report.

(16)     any photograph of the Mortgaged Property.

(17) any power of attorney or other instrument that authorized and empowered any person other than the Mortgagor to sign the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan not signed by the Mortgagor.

(18) any tax receipts, insurance premiums, ledger sheets, payment records, insurance claim files and correspondence, current and historical computerized data files, underwriting standards used for origination and all other papers and records developed or originated by the Seller, any servicer or others, required to document the Mortgage Loan or to service the Mortgage Loan.

                                   EXHIBIT TWO

                                  TRUST RECEIPT

                           TRANSACTION NUMBER________

                                       ________________,199__

To:    [BUYER]

         Reference is made to the Custody Agreement among Impac Warehouse Lending Group (the "Buyer"), __________________________ (the "Seller") and
______________________ _______________________, as custodian (the "Custodian")
dated as of ___________ 1, 1999 (the "Custody Agreement"), pursuant to which the Seller has delivered to the Custodian, with respect to each Mortgage Loan set forth on Schedule A hereto (the "Mortgage Loan Schedule"), the documents set forth in Section 2 of the Custody Agreement.

         With respect to each Mortgage Loan listed on the Mortgage Loan Schedule and except as otherwise noted on the Schedule of Exceptions set forth on Schedule B hereto, the Custodian confirms that (1) the Custodian has received all of the documents required to be delivered to the Custodian pursuant to
Section 2 of the Custody Agreement, (2) the Custodian has reviewed each Custodian's Mortgage File in accordance with Section 4 of the Custody Agreement, and the documents contained in each Custodian's Mortgage File conform to the requirements set forth in Section 4 of the Custody Agreement, and (3) the Custodian has physical possession of the documents in each Custodian's Mortgage File and will continue to hold each Custodian's Mortgage File as bailee of and agent for, and for the sole and exclusive use and benefit of, the addressee of this Trust Receipt, until such addressee directs the Custodian to the contrary in accordance with the Custody Agreement.

         All terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such term in the Custody Agreement.

                                        [CUSTODIAN]

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE

                                   SCHEDULE B

                             SCHEDULE OF EXCEPTIONS

                                  EXHIBIT THREE

                        REQUEST FOR RELEASE OF DOCUMENTS

To:        [CUSTODIAN]

                  Re: Custody Agreement, dated as of ___________________ 1, 1999, among Impac Warehouse Lending Group ("Buyer"), __________________________ ("Seller"), and
                           ___________________ as custodian ("Custodian")

         In connection with the administration of the Mortgage Loans held by you as Custodian for the Buyer pursuant to the above-captioned Custody Agreement, we request the release, and hereby acknowledge receipt, of the (Custodian's Mortgage File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:



Reason for Requesting Documents (check one)

         1        Mortgage Loan Paid in Full
--- (Seller, in its capacity as servicer, hereby certifies that all amounts received in connection therewith will be held in trust for the Buyer as provided in the Master Repurchase Agreement, dated as of _____________ 1, 199__, between the Seller and the Buyer (the "Repurchase Agreement").

         2.       Mortgage Loan Liquidated by _________________________
--- (Seller, in its capacity as servicer, hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and will be held in trust for the Buyer as provided in the Repurchase Agreement.)

         3.       Mortgage Loan in Foreclosure.
---
         4.       Other (explain)
---                              ----------------------------

                                 ----------------------------

         If box 1 or 2 above is checked, and if all or part of the Custodian's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

         If box 3 or 4 above is checked, upon our return of all of the above documents to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.


                                        ----------------------------------------
                                             as Servicer

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Date:
                                             -----------------------------------

Release of documents consented to:

[BUYER]

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------
Date:
     ----------------------------------


                                        Documents returned
                                        to Custodian:

                                        [CUSTODIAN]

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Date:
                                             -----------------------------------

                                  EXHIBIT FOUR

                        AUTHORIZED OFFICERS OF THE BUYER


          Name                               Specimen Signature

-----------------------------------         ------------------------------------

-----------------------------------         ------------------------------------

-----------------------------------         ------------------------------------

                                  EXHIBIT FIVE

                        AUTHORIZED OFFICERS OF THE SELLER


          Name                               Specimen Signature

-----------------------------------         ------------------------------------

-----------------------------------         ------------------------------------

-----------------------------------         ------------------------------------